Exhibit 99.1

GENPACT LIMITED AND ITS SUBSIDIARIES

Index to Consolidated Financial Statements

Page No.
Reports of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2016 and 2017	F-3
Consolidated Statements of Income for the years ended December 31, 2015, 2016 and 2017	F-4
Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2015, 2016 and 2017	F-5
Consolidated Statements of Equity for the year ended December 31, 2015 and Consolidated Statements of Equity and Redeemable Non-controlling Interest for the years ended December 31, 2016 and 2017	F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2015, 2016 and 2017	F-9
Notes to the Consolidated Financial Statements	F-10

Report of Independent Registered Public Accounting Firm

To the shareholders and board of directors
Genpact Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Genpact Limited and subsidiaries (“Genpact Limited” or the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of income, comprehensive income (loss), equity, and cash flows for each of the years in the three‑year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the three‑year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 1, 2018 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG

We have served as the Company’s auditor since 2004.

Gurugram, Haryana, India
March 1, 2018, except for Note 31 as to which the date is

May 31, 2018

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share data and share count)

	Notes	As of December 31, 2016	As of December 31, 2017
Assets
Current assets
Cash and cash equivalents	4	$422,623	$504,468
Accounts receivable, net	5	615,265	693,085
Prepaid expenses and other current assets	8	189,149	236,342
Total current assets		$1,227,037	$1,433,895
Property, plant and equipment, net	9	193,218	207,030
Deferred tax assets	25	70,143	76,929
Investment in equity affiliates		4,800	886
Intangible assets, net	10	78,946	131,590
Goodwill	10	1,069,408	1,337,122
Other assets	11	242,328	262,169
Total assets		$2,885,880	$3,449,621

Liabilities and equity
Current liabilities
Short-term borrowings	15	$160,000	$170,000
Current portion of long-term debt	14	39,181	39,226
Accounts payable		9,768	15,050
Income taxes payable	25	24,159	30,026
Accrued expenses and other current liabilities	13	498,247	584,482
Total current liabilities		$731,355	$838,784
Long-term debt, less current portion	14	698,152	1,006,687
Deferred tax liabilities	25	2,415	6,747
Other liabilities	16	162,790	168,609
Total liabilities		$1,594,712	$2,020,827
Redeemable non-controlling interest		4,520	4,750
Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued		—	—
Common shares, $0.01 par value, 500,000,000 authorized, 198,794,052 and 192,825,207 issued and outstanding as of December 31, 2016 and December 31, 2017, respectively		1,984	1,924
Additional paid-in capital		1,384,468	1,421,368
Retained earnings		358,121	355,982
Accumulated other comprehensive income (loss)		(457,925)	(355,230)
Total equity		$1,286,648	$1,424,044
Commitments and contingencies	28
Total liabilities, redeemable non-controlling interest and equity		$2,885,880	$3,449,621

See accompanying notes to the Consolidated Financial Statements.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share data and share count)

		Year ended December 31,
	Notes	2015	2016	2017
Net revenues		$2,461,044	$2,570,756	$2,736,929
Cost of revenue	21,27	1,493,547	1,554,707	1,683,704
Gross profit		$967,497	$1,016,049	$1,053,225
Operating expenses:
Selling, general and administrative expenses	22,27	608,114	653,029	689,847
Amortization of acquired intangible assets	10	28,513	27,183	36,412
Other operating (income) expense, net	23	(3,322)	(4,940)	(1,661)
Income from operations		$334,192	$340,777	$328,627
Foreign exchange gains (losses), net		5,269	2,630	1,996
Interest income (expense), net	24	(31,267)	(16,184)	(31,735)
Other income (expense), net		4,360	10,120	26,238
Income before equity-method investment activity, net and income tax expense		$312,554	$337,343	$325,126
Equity-method investment activity, net		(10,800)	(7,698)	(4,543)
Income before income tax expense		$301,754	$329,645	$320,583
Income tax expense	25	61,937	62,098	59,742
Net income		$239,817	$267,547	$260,841
Net loss attributable to redeemable non-controlling interest		—	2,137	2,270
Net income attributable to Genpact Limited shareholders		$239,817	$269,684	$263,111
Net income available to Genpact Limited common shareholders	20	$239,817	$269,684	$263,111
Earnings per common share attributable to Genpact Limited common shareholders	20
Basic		$1.11	$1.30	$1.36
Diluted		$1.09	$1.28	$1.34
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic		216,606,542	206,861,536	193,864,755
Diluted		219,145,044	210,126,023	197,049,552

See accompanying notes to the Consolidated Financial Statements.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

(In thousands)

	Year ended December 31,
	2015		2016		2017
	Genpact Limited Shareholders	Redeemable Non-controlling interest	Genpact Limited Shareholders	Redeemable Non-controlling interest	Genpact Limited Shareholders	Redeemable Non-controlling interest
Net income (loss)	$239,817	$—	$269,684	$(2,137)	$263,111	$(2,270)
Other comprehensive income (loss):
Currency translation adjustments	(64,504)	—	(46,340)	104	93,871	(341)
Net income (loss) on cash flow hedging derivatives, net of taxes (Note 7)	22,880	—	43,742	—	12,611	—
Retirement benefits, net of taxes	2,823	—	(4,042)	—	(3,787)	—
Other comprehensive income (loss)	$(38,801)	$—	$(6,640)	$104	$102,695	$(341)
Comprehensive income (loss)	$201,016	$—	$263,044	$(2,033)	$365,806	$(2,611)

See accompanying notes to the Consolidated Financial Statements.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Equity

(In thousands, except share count)

	Genpact Limited Shareholders
	Common shares
	No. of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity
Balance as of January 1, 2015	218,684,205	$2,184	$1,296,730	$398,706	$(412,484)	$1,285,136
Issuance of common shares on exercise of options (Note 18)	1,428,605	14	13,550	—	—	13,564
Issuance of common shares under the employee stock purchase plan (Note 18)	121,485	1	2,523	—	—	2,524
Net settlement on vesting of restricted share units (Note 18)	259,776	3	(2,309)	—	—	(2,306)
Net settlement on vesting of performance units (Note 18)	846,114	8	(8)	—	—	-
Stock repurchased and retired (Note 19)	(9,867,873)	(99)	—	(226,818)	—	(226,917)
Expenses related to stock purchase (Note 19)	—	—	—	(197)	—	(197)
Excess tax benefit on stock- based compensation (Note 25)	—	—	6,560	—	—	6,560
Stock-based compensation expense (Note 18)	—	—	24,976	—	—	24,976
Comprehensive income:
Net income	—	—	—	239,817	—	239,817
Other comprehensive income (loss)	—	—	—	—	(38,801)	(38,801)
Balance as of December 31, 2015	211,472,312	$2,111	$1,342,022	$411,508	$(451,285)	$1,304,356

See accompanying notes to the Consolidated Financial Statements.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Equity and Redeemable Non-controlling Interest

(In thousands, except share count)

	Genpact Limited Shareholders
	Common shares
	No. of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity	Redeemable non-controlling interest
Balance as of January 1, 2016	211,472,312	$2,111	$1,342,022	$411,508	$(451,285)	$1,304,356	$—
Issuance of common shares on exercise of options (Note 18)	994,155	10	14,886	—	—	14,896	—
Issuance of common shares under the employee stock purchase plan (Note 18)	146,685	1	3,331	—	—	3,332	—
Net settlement on vesting of restricted share units (Note 18)	121,682	1	(884)	—	—	(883)	—
Stock repurchased and retired (Note 19)	(13,940,782)	(139)	—	(345,061)	—	(345,200)	—
Deferred tax assets recognized on early adoption of ASU 2016-09 (Note 25)	—	—	—	24,912	—	24,912	—
Expenses related to stock purchase (Note 19)	—	—	—	(279)	—	(279)	—
Stock-based compensation expense (Note 18)	—	—	25,113	—	—	25,113	—
Acquisition of redeemable non-controlling interest	—	—	—	—	—	—	3,910
Change in fair value of redeemable non-controlling interest	—	—	—	(2,643)	—	(2,643)	2,643
Comprehensive income:
Net income (loss)	—	—	—	269,684	—	269,684	(2,137)
Other comprehensive income (loss)	—	—	—	—	(6,640)	(6,640)	104
Balance as of December 31, 2016	198,794,052	$1,984	$1,384,468	$358,121	$(457,925)	$1,286,648	$4,520

See accompanying notes to the Consolidated Financial Statements.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Equity and Redeemable Non-controlling Interest

(In thousands, except share count)

	Genpact Limited Shareholders
	Common shares
	No. of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity	Redeemable non-controlling interest
Balance as of January 1, 2017	$198,794,052	$1,984	$1,384,468	$358,121	$(457,925)	$1,286,648	$4,520
Issuance of common shares on exercise of options (Note 18)	743,045	7	10,765	—	—	10,772	—
Issuance of common shares under the employee stock purchase plan (Note 18)	190,435	2	4,754	—	—	4,756	—
Net settlement on vesting of restricted share units (Note 18)	103,220	1	(358)	—	—	(357)	—
Net settlement on vesting of performance units (Note 18)	731,701	7	(9,946)	—	—	(9,939)	—
Stock repurchased and retired (Note 19)	(7,737,246)	(77)	(4,000)	(215,707)	—	(219,784)	—
Expenses related to stock purchase (Note 19)	—	—	—	(16)	—	(16)	—
Stock-based compensation expense (Note 18)	—	—	35,685	—	—	35,685	—
Change in fair value of redeemable non-controlling interest	—	—	—	(2,841)	—	(2,841)	2,841
Comprehensive income:
Net income	—	—	—	263,111	—	263,111	(2,270)
Other comprehensive income	—	—	—	—	102,695	102,695	(341)
Dividend (Note 19)	—	—	—	(46,686)	—	(46,686)	—
Balance as of December 31, 2017	192,825,207	1,924	1,421,368	355,982	(355,230)	1,424,044	4,750

See accompanying notes to the Consolidated Financial Statements.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year ended December 31,
	2015	2016	2017

Operating activities
Net income attributable to Genpact Limited shareholders	$239,817	$269,684	$263,111
Net loss attributable to redeemable non-controlling interest	—	(2,137)	(2,270)
Net income	$239,817	$267,547	$260,841
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	54,286	54,553	58,503
Amortization of debt issuance costs (including loss on extinguishment of debt)	13,546	1,531	1,884
Amortization of acquired intangible assets	28,513	27,183	36,412
Write-down of intangible assets and property, plant and equipment	10,714	11,195	9,311
Reserve for doubtful receivables	2,449	7,282	9,819
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(4,999)	1,717	(11,830)
Equity-method investment activity, net	10,800	7,698	4,543
Excess tax benefit on stock-based compensation	(6,560)	—	—
Stock-based compensation expense	24,976	25,113	35,685
Deferred income taxes	(18,713)	30,454	(10,391)
Loss (gain) on divestiture	—	(5,214)	5,668
Others, net	(238)	(41)	(4,785)
Change in operating assets and liabilities:
Increase in accounts receivable	(78,923)	(48,612)	(57,267)
Increase in prepaid expenses, other current assets and other assets	(32,602)	(62,852)	(28,381)
Decrease in accounts payable	(3,988)	(463)	(2,155)
Increase in accrued expenses, other current liabilities and other liabilities	69,606	27,977	46,581
Increase in income taxes payable	18,757	704	4,640
Net cash provided by operating activities	$327,441	$345,772	$359,078
Investing activities
Purchase of property, plant and equipment	(62,173)	(81,926)	(57,231)
Payment for internally generated intangible assets	—	(6,846)	(16,441)
Proceeds from sale of property, plant and equipment	1,486	547	1,738
Investment in equity affiliates	(18,423)	(9,620)	(496)
Payment for business acquisitions, net of cash acquired	(21,363)	(45,162)	(284,822)
Proceeds from divestiture of business, net of cash divested	—	17,242	(4,738)
Net cash used for investing activities	$(100,473)	$(125,765)	$(361,990)
Financing activities
Repayment of capital lease obligations	(2,035)	(1,793)	(2,708)
Payment of debt issuance cost	(6,584)	—	(2,630)
Proceeds from long-term debt	800,000	—	350,000
Repayment of long-term debt	(684,875)	(40,000)	(40,000)
Proceeds from short-term borrowings	1,451,500	200,000	295,000
Repayment of short-term borrowings	(1,565,000)	(61,500)	(285,000)
Proceeds from issuance of common shares under stock-based compensation plans	16,088	18,228	15,528
Payment for net settlement of stock-based awards	(7,194)	(769)	(10,296)
Payment of earn-out/deferred consideration	(230)	(1,485)	(6,219)
Dividend paid	—	—	(46,686)
Payment for stock purchased and retired	(226,917)	(345,200)	(219,784)
Payment for expenses related to stock purchase	(197)	(279)	(16)
Excess tax benefit on stock-based compensation	6,560	—	—
Net cash (used for) provided by financing activities	$(218,884)	$(232,798)	$47,189
Effect of exchange rate changes	(18,965)	(15,493)	37,568
Net increase (decrease) in cash and cash equivalents	8,084	(12,791)	44,277
Cash and cash equivalents at the beginning of the period	461,788	450,907	422,623
Cash and cash equivalents at the end of the period	$450,907	$422,623	$504,468
Supplementary information
Cash paid during the period for interest	$20,950	$17,860	$27,853
Cash paid during the period for income taxes	$72,102	$46,731	$66,238
Property, plant and equipment acquired under capital lease obligations	$1,656	$2,206	$2,318

See accompanying notes to the Consolidated Financial Statements.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

1. Organization

   The Company is a global professional services firm that drives digitally-led innovation and runs digitally-enabled intelligent operations for its clients, guided by its experience running thousands of processes for hundreds of Fortune Global 500 clients.  The Company has over 78,000 employees serving clients in key industry verticals from more than 20 countries.

2. Summary of significant accounting policies

(a) Basis of preparation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying financial statements have been prepared on a consolidated basis and reflect the financial statements of Genpact Limited, a Bermuda company, and all of its subsidiaries that are more than 50% owned and controlled. When the Company does not have a controlling interest in an entity but exerts significant influence over the entity, the Company applies the equity method of accounting. All intercompany transactions and balances are eliminated in consolidation.

Non-controlling interest in subsidiaries that is redeemable outside of the Company’s control for cash or other assets is reflected in the mezzanine section between liabilities and equity in the consolidated balance sheets at the redeemable value, which approximates fair value. Redeemable non-controlling interest is adjusted to its fair value at each balance sheet date. Any resulting increases or decreases in the estimated redemption amount are affected by corresponding charges to additional paid-in capital. The share of non-controlling interest in subsidiary earnings is reflected in net loss (income) attributable to redeemable non-controlling interest in the consolidated statements of income.

(b) Use of estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

Significant items subject to such estimates and assumptions include the useful lives of property, plant and equipment, intangibles and goodwill, revenue recognition, reserves for doubtful receivables, valuation allowances for deferred tax assets, the valuation of derivative financial instruments, measurements of stock-based compensation, assets and obligations related to employee benefits, and income tax uncertainties and other contingencies. Management believes that the estimates used in the preparation of the consolidated financial statements are reasonable. Although these estimates are based upon management’s best knowledge of current events and actions, actual results could differ from these estimates. Any changes in estimates are adjusted prospectively in the Company’s consolidated financial statements.

(c) Revenue recognition

The Company derives its revenue primarily from business process outsourcing and information technology services, which are provided on a time-and-material, transaction or fixed-price basis. The Company recognizes revenue when persuasive evidence of an arrangement exists, the sales price is fixed or determinable, services have been rendered and collectability is reasonably assured. Revenues from services rendered under time-and-materials and transaction-based contracts are recognized as the services are provided. The Company’s fixed-price contracts include contracts for application development, maintenance and support services. Revenues from these contracts are recognized ratably over the term of the agreement. The Company accrues for revenue and unbilled receivables for the services rendered between the last billing date and the balance sheet date.

Customer contracts can also include incentive payments received for discrete benefits delivered to clients. Revenues relating to such incentive payments are recorded when the contingency is satisfied and the Company concludes the amounts are earned.

Revenue from fixed-price contracts for the development of software and related services is recognized in accordance with the percentage-of-completion method. Guidance has been drawn from Financial Accounting Standards Board (“FASB”) guidance on Software—Revenue Recognition to account for revenue from fixed-price arrangements for software development and related services in conformity with FASB guidance on Revenue Recognition—Construction—Type and Production-Type Contracts. The input (effort or cost expended) method has been used to measure progress towards completion as there is a direct relationship between input and productivity. Provisions for estimated losses, if any, on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates.

The Company has deferred the revenue and costs attributable to certain process transition activities with respect to its customers where such activities do not represent the culmination of a separate earnings process. Such revenue and costs are subsequently recognized ratably over the period in which the related services are performed. Further, the deferred costs are limited to the amount of the deferred revenues.

Revenues are reported net of value-added tax, business tax and applicable discounts and allowances. Reimbursements of out-of-pocket expenses received from clients have been included as part of revenues.

The Company enters into multiple-element revenue arrangements in which a client may purchase a combination of its services. Revenue from multiple-element arrangements is recognized, for each element, based on (1) the attainment of the delivery criterion; (2) its fair value, which is determined using the selling price hierarchy of vendor-specific objective evidence (“VSOE”) of fair value, third-party evidence or best estimated selling price, as applicable, and (3) its allocated selling price, which is based on the relative sales price method.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

(d) Accounts receivable

Accounts receivable are recorded at the invoiced or to be invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and clients’ financial conditions, the amount of receivables in dispute, and the current receivables’ aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its clients.

(e) Cash and cash equivalents

Cash and cash equivalents consist of cash and bank balances and all highly liquid investments purchased with an original maturity of three months or less.

(f) Short-term investments

All liquid investments with an original maturity greater than 90 days but less than one year are considered to be short-term investments. Marketable short-term investments are classified and accounted for as available-for-sale investments. Available-for-sale investments are reported at fair value with changes in unrealized gains and losses recorded as a separate component of other comprehensive income (loss) until realized. Realized gains and losses on investments are determined based on the specific identification method and are included in “Other income (expense), net.” The Company does not hold these investments for speculative or trading purposes.

(g) Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for replacements and improvements are capitalized, whereas the costs of maintenance and repairs are charged to earnings as incurred. The Company depreciates and amortizes all property, plant and equipment using the straight-line method over the following estimated economic useful lives of the assets:

Years
Buildings	40
Furniture and fixtures	4
Computer equipment and servers	4
Plant, machinery and equipment	4
Computer software	4-7
Leasehold improvements	Lesser of lease period or 10 Years
Vehicles	3-4

The Company capitalizes certain computer software incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed and it is probable that the software will be used as intended. Capitalized software costs include only (i) external direct costs of materials and services utilized in developing or obtaining computer software, (ii) compensation and related benefits for employees who are directly associated with the software project, and (iii) interest costs incurred while developing internal-use computer software.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

Capitalized software costs are included in property, plant and equipment on the Company’s balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of the software.

Advances paid towards the acquisition of property, plant and equipment outstanding as of each balance sheet date and the cost of property, plant and equipment not put to use before such date are disclosed under “Capital work in progress.

(h) Business combinations, goodwill and other intangible assets

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations, by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Contingent consideration is included within the acquisition cost and is recognized at its fair value on the acquisition date. A liability resulting from contingent consideration is remeasured to fair value as of each reporting date until the contingency is resolved. Changes in fair value are recognized in earnings. All assets and liabilities of the acquired businesses, including goodwill, are assigned to reporting units. Acquisition-related costs are expensed as incurred under Selling, General and Administrative Expenses.

Goodwill represents the cost of acquired businesses in excess of the fair value of identifiable tangible and intangible net assets purchased. Goodwill is not amortized but is tested for impairment at least on an annual basis on December 31, based on a number of factors, including operating results, business plans and future cash flows. The Company performs an assessment of qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Based on the assessment of events or circumstances, the Company performs a quantitative assessment of goodwill impairment if it determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, based on the quantitative impairment analysis, the carrying value of the goodwill of a reporting unit exceeds the fair value of such goodwill, an impairment loss is recognized in an amount equal to the excess. In addition, the Company performs a qualitative assessment of goodwill impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. See Note 10 for information and related disclosures.

Intangible assets including technology acquired / developed individually or with a group of other assets or in a business combination are carried at cost less accumulated amortization based on their estimated useful lives as follows:

Customer-related intangible assets	1-14 years
Marketing-related intangible assets	1-10 years
Technology-related intangible assets	2-8 years
Other intangible assets	3-5 years

Intangible assets are amortized over their estimated useful lives using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized.

In business combinations, where the fair value of identifiable tangible and intangible net assets purchased exceeds the cost of the acquired business, the Company recognizes the resulting gain under “Other operating (income) expense, net” in the Consolidated Statements of Income.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

The Company also capitalizes certain software and technology development costs incurred in connection with developing or obtaining software or technology for sale/lease to customers when the initial design phase is completed and commercial and technological feasibility has been established. Any development cost incurred before technological feasibility is established is expensed as incurred as research and development costs. Technological feasibility is established upon completion of a detailed design program or, in its absence, completion of a working model. Capitalized software and technology costs include only (i) external direct costs of materials and services utilized in developing or obtaining software and technology and (ii) compensation and related benefits for employees who are directly associated with the project.

Costs incurred in connection with developing or obtaining software or technology for sale/lease to customers which are under development and not put to use are disclosed under “intangible under development.”

Capitalized software and technology costs are included in intangible assets under technology-related intangible assets on the Company’s balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of the software and technology.

(i) Impairment of long-lived assets

Long-lived assets, including certain intangible assets, to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Such assets are required to be tested for impairment if the carrying amount of the assets is higher than the future undiscounted net cash flows expected to be generated from the assets. The impairment amount to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value. The Company determines fair value by using a discounted cash flow approach.

(j) Foreign currency

The Company’s consolidated financial statements are reported in U.S. dollars, the Company’s functional currency. The functional currency for the Company’s subsidiaries organized in Europe, other than the United Kingdom, the Czech Republic, Luxembourg and one subsidiary in Poland, is the euro, and the functional currencies of the Company’s subsidiaries organized in Brazil, China, Colombia, Guatemala, India, Israel, Japan, Morocco, South Africa, the Philippines, the United Kingdom, Poland, the Czech Republic, Hong Kong, Singapore, Australia, Canada and United Arab Emirates are their respective local currencies. The functional currency of all other Company subsidiaries is the U.S. dollar. The translation of the functional currencies of the Company’s subsidiaries into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss), net, under accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of each subsidiary denominated in currencies other than the subsidiary’s functional currency are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date. Transactions of each subsidiary in currencies other than the subsidiary’s functional currency are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of income.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

(k) Derivative instruments and hedging activities

In the normal course of business, the Company uses derivative financial instruments to manage fluctuations in foreign currency exchange rates and interest rate fluctuation. The Company purchases forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on intercompany transactions and forecasted transactions denominated in foreign currencies and interest rate swaps to mitigate interest rate fluctuation risk on its indebtedness.

The Company recognizes derivative instruments and hedging activities as either assets or liabilities in its consolidated balance sheets and measures them at fair value. Gains and losses resulting from changes in fair value are accounted for depending on the use of the derivative and whether it is designated and qualifies for hedge accounting. Changes in the fair values of derivatives designated as cash flow hedges are deferred and recorded as a component of other comprehensive income (loss) reported under accumulated other comprehensive income (loss) until the hedged transactions occur and are then recognized in the consolidated statements of income along with the underlying hedged item and disclosed as part of “Total net revenues,” “Cost of revenue,” “Selling, general and administrative expenses,” and “Interest expense,” as applicable. Changes in the fair value of derivatives not designated as hedging instruments and the ineffective portion of derivatives designated as cash flow hedges are recognized in the consolidated statements of income and are included in foreign exchange gains (losses), net, and other income (expense), net, respectively.

With respect to derivatives designated as hedges, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedge transactions. The Company also formally assesses, both at the inception of the hedge and on a quarterly basis, whether each derivative is highly effective in offsetting changes in fair values or cash flows of the hedged item. If it is determined that a derivative or portion thereof is not highly effective as a hedge, or if a derivative ceases to be a highly effective hedge, the Company will prospectively discontinue hedge accounting with respect to that derivative.

In all situations in which hedge accounting is discontinued and the derivative is retained, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent change in its fair value in the consolidated statements of income. When it is probable that a forecasted transaction will not occur, the Company discontinues hedge accounting and recognizes immediately, in foreign exchange gains (losses), net in the consolidated statements of income, the gains and losses attributable to such derivative that were accumulated in other comprehensive income (loss).

(l) Income taxes

The Company accounts for income taxes using the asset and liability method of accounting for income taxes. Under this method, income tax expense is recognized for the amount of taxes payable or refundable for the current year. In addition, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases and all operating loss and tax credit carry forwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates or tax status is recognized in the statement of income in the period that includes the enactment date or the filing or approval date of the tax status change. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

The Company applies a two-step approach for recognizing and measuring the benefit of tax positions. The first step is to evaluate the tax position for recognition by determining, based on the technical merits, that the position will more likely than not be sustained upon examination. The second step is to measure the tax benefit as the largest amount of the tax benefit that is greater than 50 percent likely of being realized upon settlement. The Company includes interest and penalties related to unrecognized tax benefits within income tax expense.

(m) Employee benefit plans

Contributions to defined contribution plans are charged to consolidated statements of income in the period in which services are rendered by the covered employees. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company using the projected unit credit method. Prior service cost, if any, resulting from an amendment to a plan is recognized and amortized over the remaining period of service of the covered employees. The Company recognizes its liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, relates to rights that vest or accumulate and payment is probable and estimable.

The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Company reviews its assumptions on an annual basis or quarterly basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in other comprehensive income (loss) and amortized to net periodic cost over future periods using the corridor method. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

(n) Stock-based compensation

The Company recognizes and measures compensation expense for all stock-based awards based on the grant date fair value. For option awards, grant date fair value is determined under the option-pricing model (Black-Scholes-Merton) and for awards other than option awards, grant date fair value is determined on the basis of the fair market value of a Company common share on the date of grant of such awards. The Company recognizes compensation expense for stock-based awards net of estimated forfeitures. Stock-based compensation recognized in the consolidated statements of income for the years ended December 31, 2015, 2016 and 2017 is based on awards ultimately expected to vest. As a result, the expense has been reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from such estimates.

(o) Accelerated Share Repurchase

The Company entered into an accelerated share repurchase (“ASR”) agreement with a third-party financial institution to repurchase shares of the Company’s common stock. Under the ASR agreement, the Company paid a specified amount to the financial institution and received an initial delivery of shares. Upon an interim delivery and settlement of the ASR agreement, the financial institution delivered additional shares, with the final number of shares delivered determined with reference to the volume-weighted average price of the Company’s common stock over the term of the agreement, less an agreed-upon discount. The transactions are accounted for as equity transactions. All repurchased shares are retired. When the shares are received, there is an immediate reduction in the weighted-average common shares calculation for basic and diluted earnings per share.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

(p)  Government incentives

The Company recognizes incentives in the consolidated statement of income to match them with the expenditures for which they are intended to compensate. Incentives are recognized in the income statement when there is reasonable assurance that the Company will comply with the conditions for their receipt and a reasonable expectation that the funds will be received. In certain circumstances, the receipt of an incentive may not be subject to any condition or requirement to incur further costs, in which case the incentive is recognized in the income statement for the period in which it becomes receivable. In the event that it becomes likely that the Company will be required to repay an incentive that has already been recognized, the Company makes a provision for the estimated liability.

(q) Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and cash equivalents, derivative financial instruments and accounts receivable. The Company places its cash and cash equivalents and derivative financial instruments with corporations and banks with high investment grade ratings, limits the amount of credit exposure with any one corporation or bank and conducts ongoing evaluations of the creditworthiness of the corporations and banks with which it does business. To reduce its credit risk on accounts receivable, the Company conducts ongoing credit evaluations of its clients. GE accounted for 15% and 11% of the Company’s receivables as of December 31, 2016 and 2017, respectively. GE accounted for 19%, 14% and 10% of the Company’s revenues in the years ended December 31, 2015, 2016 and 2017, respectively.

(r) Earnings (loss) per share

Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. For the purposes of calculating diluted earnings per share, the treasury stock method is used for stock-based awards except where the results would be anti-dilutive.

(s) Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

(t) Recently issued accounting pronouncements

The authoritative bodies release standards and guidance which are assessed by management for impact on the company’s consolidated financial statements.

The following recently released accounting standard has been adopted by the Company:

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvement to Employee Share-Based Payment Accounting. The new standard contains several amendments that will simplify the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The changes in the new standard eliminate the requirement for excess tax benefits to be recognized in additional paid-in capital and tax deficiencies recognized either in income tax expense or in additional paid-in capital. In the quarter ended December 31, 2016, the Company elected to early adopt ASU 2016-09 effective January 1, 2016 and applied ASU 2016-09 using a modified retrospective approach. The treatment of forfeitures has not changed as the Company is electing to continue its current process of estimating the number of forfeitures. With the early adoption of ASU 2016-09, the Company has elected to present the cash flow statement on a prospective transition method and no prior periods have been adjusted.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

In addition, the following recently released accounting standards have been adopted by the Company. Adoption of these standards did not have a material impact on the Company’s consolidated results of operations, cash flows, financial position or disclosures:

Effective January 1, 2016, the Company adopted FASB ASU 2015-01 (Topic 225): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (“ASU 2015-01”). Such items are defined as transactions or events that are both unusual in nature and infrequent in occurrence, and, currently, are required to be presented separately in the income statement, net of income tax, after income from continuing operations. The changes eliminate the concept of an extraordinary item and, therefore, the presentation of such items will no longer be required. Notwithstanding this change, the Company will still be required to present and disclose a transaction or event that is both unusual in nature and infrequent in occurrence in the notes to the consolidated financial statements.

Effective January 1, 2016, the Company adopted FASB ASU 2015-16 (Topic 805), Business Combinations (“ASU 2015-16”), which eliminates the requirement for an acquirer in a business combination to account for measurement-period adjustments retrospectively. The guidance requires that the acquirer shall recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined.

Effective January 1, 2016, the Company adopted FASB ASU 2015-02. In February 2015, the FASB issued ASU No. 2015-02, Amendment to the Consolidation Analysis, which specifies changes to the analysis that an entity must perform to determine whether it should consolidate certain types of legal entities. These changes (i) modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities or voting interest entities, (ii) eliminate the presumption that a general partner should consolidate a limited partnership, (iii) affect the consolidation analysis of reporting entities that are involved with variable interest entities, particularly those that have fee arrangements and related party relationships, and (iv) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.

Effective January 1, 2017, the Company adopted FASB ASU 2016-06, Derivatives and Hedging (Topic 815). The amendments in this update clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this update is required to assess the embedded call (put) options solely in accordance with a four-step decision sequence.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

The following recently released accounting standards have not yet been adopted by the Company:

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which will replace most existing revenue recognition guidance in U.S. GAAP. The core principle of the ASU is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. The ASU requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. Subsequently, the FASB issued ASU No. 2017-13, in September 2017, ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Gross versus Net),” in March 2016, ASU No. 2016-10, “Identifying performance obligations and licensing,” in April 2016, and ASU 2016-20 “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” in December 2016, which amend and clarify ASU 2014-09. These ASUs will be effective for the Company beginning January 1, 2018, including interim periods in the fiscal year 2018, and allow for both retrospective and prospective adoption. The Company has performed an assessment of the impact of the ASU and developed a transition plan, including necessary changes to policies, processes, and internal controls as well as system enhancements to generate the information necessary for the new disclosures. The implementation plan is on schedule for adoption on January 1, 2018 and the Company will apply the cumulative effect method as its transition approach. The Company expects revenue recognition across the portfolio of services to remain largely unchanged, however there will be an impact on the timing of recognition of certain contract costs, which will now be amortized over the contract period rather than expensed as incurred. Based on the analysis completed to date, the Company does not currently expect that the ASU will have a material impact on consolidated revenue in its Consolidated Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The ASU will be effective for the Company beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. The Company is in the process of determining the method of adoption and assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

In October 2016, the FASB issued ASU 2016-16, “Intra-Entity Transfers of Assets Other Than Inventory.” The new guidance eliminates the exception for deferment of tax recognition until the transferred asset is sold to a third party or otherwise recovered through use for all intra-entity sales of assets other than inventory. The ASU is effective for the Company beginning January 1, 2018, including interim periods in the fiscal year 2018. Early adoption is permitted. The Company does not expect the adoption of this update to have a material impact on its consolidated results of operations, cash flows, financial position or disclosures.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” The new guidance revises the definition of a business. The definition of a business affects many areas of accounting (e.g., acquisitions, disposals, goodwill impairment, consolidation). The ASU is effective for the Company beginning January 1, 2018, including interim periods in the fiscal year 2018. Early adoption is permitted. The Company adopted this ASU on the effective date and will apply the guidance prospectively. The Company does not expect the adoption of this update to have a material impact on its consolidated results of operations, cash flows, financial position or disclosures.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

2. Summary of significant accounting policies (Continued)

In March 2017, the FASB issued ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The ASU requires entities to (1) disaggregate the current-service-cost component from the other components of net benefit cost (the “other components”) and present it with other current compensation costs for related employees in the income statement and (2) present the other components elsewhere in the income statement and outside of income from operations if that subtotal is presented. In addition, the ASU requires entities to disclose the income statement lines that contain the other components if they are not presented on appropriately described separate lines. The ASU is effective for the Company beginning January 1, 2018, including interim periods in the fiscal year 2018. The Company adopted this ASU on the effective date and does not expect the adoption of this update to have a material impact on its consolidated results of operations, cash flows, financial position or disclosures.

In August 2017, the FASB issued ASU 2017-12, “Derivatives and Hedging.” The amendment expands an entity’s ability to hedge accounting to nonfinancial and financial risk components and requires changes in fair value of hedging instruments to be presented in the same income statement line as the hedged item. The ASU also amends the presentation and disclosure requirements for the effect of hedge accounting. The ASU must be adopted using a modified retrospective approach with a cumulative effect adjustment recorded to the opening balance of retained earnings as of the initial application date. The ASU is effective for the Company beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

In February 2018, the FASB issued ASU 2018-02, “Income Statement—Reporting Comprehensive Income.” The amendments allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. The amendments in this Update also require certain disclosures about stranded tax effects. The ASU should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act was recognized. The ASU is effective for the Company beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures. There was no adoption of the provision of ASU 2018-02 in the Financial Statements for the year ended December 31, 2017.

(v) Reclassification

Certain reclassifications have been made in the consolidated financial statements of prior periods to conform to the classification used in the current period. The impact of such reclassifications on the consolidated financial statements is not material.

3. Business acquisitions

A. Certain acquisitions

(a) TandemSeven, Inc.

On September 5, 2017, the Company acquired 100% of the outstanding equity interest in TandemSeven, Inc. (“TandemSeven”), a Massachusetts corporation, for estimated total purchase consideration of $35,720, subject to adjustment for closing date working capital and indebtedness. This amount includes cash consideration of $31,866, net of cash acquired of $3,854, and a preliminary adjustment for working capital and indebtedness. In addition, the Company is evaluating certain tax positions, which, when determined, may result in the recognition of additional assets and liabilities as of the acquisition date. The measurement period will not exceed one year from the acquisition date. TandemSeven’s focus on improving the design of customer experiences complements the Company’s existing capabilities aimed at transforming clients’ processes end-to-end.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

3. Business acquisitions (Continued)

In connection with the acquisition of TandemSeven, the Company recorded $2,000 in customer-related intangibles, $1,700 in marketing-related intangibles and $800 in technology-related intangible assets, which have a weighted average amortization period of two years. Goodwill arising from the acquisition amounted to $25,298, which has been allocated to the Company’s India reporting unit and is deductible for tax purposes. The goodwill represents primarily the acquired design expertise, operating synergies and other benefits expected to result from combining the acquired operations with those of the Company.

Acquisition-related costs of $932 have been included in selling, general and administrative expenses as incurred. In connection with the transaction, the Company also acquired certain assets with a value of $7,388 and assumed certain liabilities amounting to $1,206 and recognized a net deferred tax liability of $260. The results of operations of the acquired business and the fair value of the acquired assets and assumed liabilities are included in the Company’s consolidated financial statements with effect from the date of the acquisition.

(b) BrightClaim LLC and associated companies

On May 3, 2017, the Company acquired 100% of the outstanding equity interest in each of BrightClaim LLC, a Delaware limited liability company, BrightServe LLC, a Georgia limited liability company, National Vendor LLC, a Delaware limited liability company, and BrightClaim Blocker, Inc., a Delaware corporation (collectively referred to as “BrightClaim”) for total purchase consideration of $56,461, subject to adjustment for closing date working capital, indebtedness and certain transaction expenses incurred by BrightClaim in connection with closing. This amount includes cash consideration of $52,395, net of cash acquired of $4,002, and an adjustment for working capital and net debt. The total consideration paid by the Company to the sellers is $56,496. During the quarter ended September 30, 2017, the Company recorded certain measurement period adjustments resulting in a receivable of $35, which is outstanding as of December 31, 2017.  These measurement period adjustments did not have a significant impact on the Company’s consolidated statements of income, balance sheets or cash flows. This acquisition enhances the Company’s breadth and depth of service offerings for clients in the insurance industry.

In connection with the acquisition of BrightClaim, the Company recorded $8,000 in customer-related intangibles, $3,200 in marketing-related intangibles, $2,200 in technology-related intangibles and $200 in other intangibles, which have a weighted average amortization period of four years. Goodwill arising from the acquisition amounted to $42,638, which has been allocated to the Company’s India reporting unit and is partially deductible for tax purposes. The goodwill represents primarily the capabilities, operating synergies and other benefits expected to result from combining the acquired operations with those of the Company.

Acquisition-related costs of $1,563 have been included in selling, general and administrative expenses as incurred. In connection with the transaction, the Company also acquired certain assets with a value of $10,367, assumed certain liabilities amounting to $7,415, and recognized a net deferred tax liability of $2,728. The results of operations of the acquired business and the fair value of the acquired assets and assumed liabilities are included in the Company’s consolidated financial statements with effect from the date of the acquisition.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

3. Business acquisitions (Continued)

(c) RAGE Frameworks, Inc.

On April 13, 2017, the Company acquired 100% of the outstanding equity interest in RAGE Frameworks, Inc. (“RAGE”), a Delaware corporation, for estimated total consideration of $125,089, subject to adjustment for closing date working capital and indebtedness. This amount includes cash consideration of $124,149, net of cash acquired of $1,605, and a preliminary adjustment for working capital and indebtedness. During the quarter ending December 31, 2017, the Company recorded certain measurement period adjustments. These measurement period adjustments did not have a significant impact on the Company’s consolidated statements of income, balance sheets or cash flows. This acquisition enhances the Company’s digital and artificial intelligence capabilities by adding knowledge-based automation technology and services.

In connection with the acquisition of RAGE, the Company recorded $1,600 in customer-related intangibles, $600 in marketing-related intangibles, $12,400 in technology-related intangible assets and $100 in other intangible assets, which have a weighted average amortization period of seven years. Goodwill arising from the acquisition amounted to $105,114, which has been allocated to the Company’s India reporting unit and is not deductible for tax purposes. The goodwill represents primarily the acquired digital and artificial intelligence capabilities, operating synergies and other benefits expected to result from combining the acquired operations with those of the Company.

Acquisition-related costs of $881 have been included in selling, general and administrative expenses as incurred. In connection with the transaction, the Company also acquired certain assets with a value of $13,836 and assumed certain liabilities amounting to $9,654. The Company also recognized a net deferred tax asset of $1,094.

The results of operations of the acquired business and the fair value of the acquired assets and assumed liabilities are included in the Company’s consolidated financial statements with effect from the date of the acquisition.

(d) Other acquisitions in 2017

In 2017, the Company also completed five individually immaterial business acquisition transactions, namely the acquisition of a supply chain management delivery center in the U.S. from Kraft Foods Group Brands LLC (“U.S. Delivery Center”), the purchase of all of the outstanding equity interest in OnSource, LLC (“OnSource”), the purchase of the IT business of Birlasoft (“Birlasoft”), the purchase of the image processing business of Fiserv Solutions of Australia Pty Ltd. (“Fiserv”) and the purchase of all of the outstanding equity interest in Lease Dimensions, Inc. (“Lease Dimensions”). The aggregate total estimated consideration the Company paid to consummate these acquisitions was $87,586, subject to certain adjustments. This aggregate amount includes the estimated fair value of contingent earn-out consideration, cash consideration of $76,612, net of cash acquired of $254, and preliminary adjustments for closing date working capital, indebtedness, value transfer, seller transaction expenses and certain employee-related liabilities.

The U.S. Delivery Center acquisition enhances the Company’s supply chain management capabilities for its clients in the consumer packaged goods industry. The OnSource acquisition brings incremental digital capabilities to the Company’s insurance service offerings. The Birlasoft transaction

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

3. Business acquisitions (Continued)

expands the Company’s end-to-end capabilities for its clients in the healthcare and aviation industries. The Fiserv transaction strengthens the Company’s financial services portfolio and expands its Australia footprint. The Lease Dimensions acquisition enhances the Company’s capabilities in commercial lending and leasing.

During the quarter ending December 31, 2017, the Company recorded certain measurement period adjustments with respect to the Birlasoft and Fiserv transactions. These measurement period adjustments did not have a significant impact on the Company’s consolidated statements of income, balance sheets or cash flows.

The purchase agreement for the acquisition of the U.S. Delivery Center provides for contingent earn-out consideration ranging from $0 to $10,000, payable by the Company to the seller based on the achievement of certain milestones relative to the thresholds specified in the earn-out calculation. The purchase agreement for the Lease Dimensions acquisition provides for contingent earn-out consideration ranging from $0 to $3,000, payable by the Company to the sellers based on the future performance of the business relative to the thresholds specified in the earn-out calculation.

In connection with these transactions, the Company recorded $33,494 in customer-related intangibles, $1,936 in marketing-related intangibles, $2,956 in technology-related intangibles and $100 in other intangibles, which have a weighted average amortization period of five years. Goodwill arising from these acquisitions amounted to $56,521. The goodwill represents primarily the capabilities, operating synergies and other benefits expected to result from combining the acquired operations with those of the Company.

The following table sets forth, with respect to each of the five acquisitions, the acquisition date, goodwill reporting unit and the tax deductibility of the goodwill:

Acquisition	Acquisition date	Goodwill reporting unit	Tax deductibility of goodwill
U.S. Delivery Center	October 16, 2017	India	Deductible
OnSource	July 18, 2017	India	Deductible
Birlasoft	July 18, 2017	IT Services	Deductible
Fiserv	May 11, 2017	India	Non-deductible
Lease Dimensions	February 15, 2017	Americas	Non-deductible

Acquisition-related costs for these acquisitions, amounting to $2,369 in the aggregate, have been included in selling, general and administrative expenses as incurred. Through these transactions, the Company acquired assets with a value of $10,387, assumed liabilities amounting to $11,239, and recognized a net deferred tax liability of $6,570. The results of operations of the acquired businesses and the fair value of the acquired assets and assumed liabilities are included in the Company’s consolidated financial statements with effect from the respective dates of the acquisitions.

(e) Endeavour Software Technologies Private Limited

On April 13, 2016, the Company acquired 100% of the outstanding equity interest in Endeavour Software Technologies Private Limited (“Endeavour”), an Indian private limited company, for total consideration of $14,788. This amount includes the estimated fair value of the contingent earn-out consideration, cash consideration of $10,345, net of cash acquired of $2,373, and an adjustment for working capital and net debt. During the quarter ending March 31, 2017, the Company recorded certain measurement period adjustments. These measurement period adjustments did not have a significant impact on the Company’s consolidated statements of income, balance sheets or cash flows. The purchase agreement between the Company and the sellers of Endeavour provides for contingent earn-out consideration ranging from $0 to $3,500, payable by the Company to the sellers based on future

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

3. Business acquisitions (Continued)

performance relative to the thresholds specified in the earn-out calculation. This acquisition enhances the Company’s digital capabilities by adding critical end-to-end mobility services.

In connection with the transaction, the Company recorded $800 in customer-related intangibles, $900 in marketing-related intangibles and $950 in other intangible assets, which have a weighted average amortization period of three years. Goodwill arising from the acquisition amounted to $8,936, which has been allocated to the Company’s India reporting unit and is not deductible for tax purposes. The goodwill represents primarily the capabilities in end-to-end mobility services, operating synergies and other benefits expected to result from combining the acquired operations with those of the Company. In connection with the transaction, the Company also acquired certain assets with a value of $5,854 and assumed certain liabilities amounting to $1,735. The results of operations of the acquired business and the fair value of the acquired assets and assumed liabilities are included in the Company’s consolidated financial statements with effect from the date of the acquisition.

(f) Strategic Sourcing Excellence Limited

On January 8, 2016, the Company acquired 51% of the outstanding equity interest in Strategic Sourcing Excellence LLC (“SSE”), a Delaware limited liability company. The total consideration paid by the Company to the selling equity holders for the acquired interest in SSE was $14,541. This amount includes the fair value of earn-out consideration, cash consideration of $2,550, and an adjustment for working capital, transaction expenses and indebtedness. During the quarter ending December 31, 2016, the Company recorded certain measurement period adjustments. These measurement period adjustments did not have a significant impact on the Company’s consolidated statements of income, balance sheets or cash flows in any period. The equity purchase agreement between the Company and the selling equity holders of SSE also provides for contingent earn-out consideration of up to $20,000, payable by the Company to the selling equity holders based on the future performance of the acquired business relative to the thresholds specified in the earn-out calculation. Up to $9,800 of the total potential earn-out consideration, representing the selling equity holders’ 49% interest in SSE, is payable only if either the put or call option, each as described below, is exercised.

The equity purchase agreement grants the Company a call option to purchase the remaining 49% equity interest in SSE, which option the Company had the right to exercise between January 1, 2018 and January 31, 2018. Since the Company did not exercise its call option during such period, the selling equity holders have the right to exercise a put option between March 1, 2018 and April 30, 2018 to require the Company to purchase their 49% interest in SSE at a price ranging from $2,450 to $2,950. This acquisition enhances the Company’s sourcing and procurement consulting domain expertise.

Acquisition-related costs of $164 have been included in selling, general and administrative expenses as incurred. Through this transaction, the Company acquired assets with a value of $412 and assumed liabilities amounting to $617. The results of operations of the acquired business, the fair value of the acquired assets and assumed liabilities, and redeemable non-controlling interest are included in the Company’s Consolidated Financial Statements with effect from the date of the acquisition.

In connection with the transaction, the Company recorded $300 in customer-related intangible assets with an amortization period of five years. Goodwill arising from the acquisition amounted to $14,445, which has been allocated to the Company’s India reporting unit and is deductible for tax purposes. The goodwill represents future economic benefits the Company expects to derive from its expanded presence in the sourcing and procurement consulting domains, operating synergies and other anticipated benefits of combining the acquired operations with those of the Company.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

3. Business acquisitions (Continued)

(g) PNMSoft Ltd.

On August 4, 2016, the Company acquired 100% of the outstanding equity interest in PNMSoft Limited (“PNMSoft”), a company incorporated under the laws of Israel. The total purchase consideration paid by the Company to acquire PNMSoft is $35,341. This amount includes the estimated fair value of contingent earn-out consideration, cash consideration of $28,128, net of cash acquired of $2,853, and an adjustment for working capital, transaction expenses and net debt. During the quarter ending December 31, 2016, the Company recorded certain measurement period adjustments. These measurement period adjustments did not have a significant impact on the Company’s consolidated statements of income, balance sheets or cash flows. The purchase agreement between the Company and the sellers of PNMSoft provides for contingent earn-out consideration ranging from $0 to $9,000, payable by the Company to the sellers of PNMSoft based on the performance of the acquired business for a fixed period following closing relative to the thresholds specified in the earn-out calculation. This acquisition enhances the Company’s digital capabilities by adding dynamic workflow solutions and implementation services.

In connection with this acquisition, the Company recorded $1,700 in customer-related intangibles, $1,630 in marketing-related intangibles and $5,110 in other intangible assets, which have a weighted average amortization period of two years. Goodwill arising from the acquisition amounted to $25,101, which has been allocated to the Company’s India reporting unit and is not deductible for tax purposes. The goodwill represents primarily the capabilities, operating synergies and other benefits expected to result from combining the acquired operations with those of the Company.

Acquisition-related costs of $1,273 have been included in selling, general and administrative expenses as incurred. In connection with the transaction, the Company acquired assets with a value of $7,110, assumed liabilities amounting to $4,366 and recognized a net deferred tax liability of $944. The results of operations of the acquired business and the fair value of the acquired assets and assumed liabilities are included in the Company’s consolidated financial statements with effect from the date of the acquisition.

B. Divestiture

(a) A portion of IT support business in Europe

In November 2017, the Company completed the sale of a portion of its legacy IT support business in Europe (the “Business”). Sale proceeds were $0. During the year ended December 31, 2017, the Business recorded net revenues of $4,546 and a net loss of $9,706.

The Company recorded a loss of $5,668 in its consolidated statement of income in connection with the sale of the Business, calculated as follows:

Net sale proceeds	$—
Net assets of the business, including the translation impact thereof	5,569
Selling expenses	99
Loss on divestiture included in other income (expense), net	$5,668

(b) Atyati Technologies Private Limited

In September 2016, the Company completed the sale of its cloud-hosted technology platform for the Indian rural banking sector (“Atyati”), which the Company acquired in 2012. Net sale proceeds from the sale of Atyati were $17,155, net of selling expenses of $427 and cash divested of $854. During the year ended December 31, 2016, Atyati recorded net revenues of $14,958 and a net profit of $64.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

3. Business acquisitions (Continued)

The Company recorded a gain of $5,214 in its consolidated statement of income in connection with the sale of Atyati, calculated as follows:

Net sale proceeds	$17,155
Net assets of the business, including intangible assets, allocated goodwill and the translation impact thereof	11,941
Gain on divestiture included in other income (expense), net	$5,214

4. Cash and cash equivalents

	As of December 31,
	2016	2017
Cash and other bank balances	$422,623	$504,468
Total	$422,623	$504,468

5. Accounts receivable, net of reserve for doubtful receivables

The following table provides details of the Company’s reserve for doubtful receivables:

	Year ended December 31,
	2015	2016	2017
Opening balance as of January 1	$15,192	$11,530	$15,519
Additions due to acquisitions	—	—	235
Additions charged to cost and expense	2449	7,282	9,819
Deductions/effect of exchange rate fluctuations	(6,111)	(3,293)	(1,913)
Closing balance	$11,530	$15,519	$23,660

Accounts receivable were $630,784 and $716,745, and reserves for doubtful receivables were $15,519 and $23,660, resulting in net accounts receivable balances of $615,265 and $693,085 as of December 31, 2016 and 2017, respectively. In addition, accounts receivable due after one year amounting to $3,272 and $1,624 as of December 31, 2016 and 2017, respectively, are included under other assets in the consolidated balance sheets.

Accounts receivable from related parties were $2,490 and $36 as of December 31, 2016 and 2017, respectively. There are no doubtful receivables in amounts due from related parties.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

6. Fair Value Measurements

The Company measures certain financial assets and liabilities, including derivative instruments, at fair value on a recurring basis. The fair value measurements of these financial assets and liabilities were determined using the following inputs as of December 31, 2016 and 2017:

	As of December 31, 2016
		Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Assets
Derivative instruments (Notes a, c)	$55,386	$—	$55,386	$—
Total	$55,386	$—	$55,386	$—
Liabilities
Earn-out consideration (Notes b, d)	$22,435	$—	$—	$22,435
Derivative instruments (Notes b, c)	17,353	—	17,353	—
Total	$39,788	$—	$17,353	$22,435
Redeemable non-controlling interest (Note e)	$4,520	$—	$—	$4,520

	As of December 31, 2017
		Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Assets
Derivative instruments (Notes a, c)	$73,098	$—	$73,098	$—
Total	$73,098	$—	$73,098	$—
Liabilities
Earn-out consideration (Notes b, d)	$24,732	$—	$—	$24,732
Derivative instruments (Notes b, c)	18,188	—	18,188	—
Total	$42,920	$—	$18,188	$24,732
Redeemable non-controlling interest (Note e)	$4,750	$—	$—	$4,750

(a)	Included in prepaid expenses and other current assets and other assets in the consolidated balance sheets.
(b)	Included in accrued expenses and other current liabilities and other liabilities in the consolidated balance sheets.
(c)

The Company values its derivative instruments based on market observable inputs, including both forward and spot prices for the relevant currencies and interest rate indices for relevant interest rates. The quotes are taken from an independent market database.

(d)

The fair value of earn-out consideration, calculated as the present value of expected future payments to be made to the sellers of acquired businesses, was derived by estimating the future financial performance of the acquired businesses using the earn-out formula and performance targets specified in each purchase agreement and adjusting the result to reflect the Company’s estimate of the likelihood of achievement of such targets. Given the significance of the unobservable inputs, the valuations are classified in level 3 of the fair value hierarchy.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

6. Fair Value Measurements (continued)

(e)

The Company’s estimate of the fair value of redeemable non-controlling interest as of December 31, 2017 is based on unobservable inputs considering the assumptions that market participants would make in pricing the obligation. Given the significance of the unobservable inputs, the valuation was classified in level 3 of the fair value hierarchy. Refer to Note 3—Business Acquisitions.

The following table provides a roll-forward of the fair value of earn-out consideration categorized as level 3 in the fair value hierarchy for the years ended December 31, 2016 and 2017:

	As of December 31
	2016	2017
Opening balance	$22,820	$22,435
Earn-out consideration payable in connection with acquisitions	14,550	10,720
Payments made of earn-out consideration	(1,611)	(7,239)
Change in fair value (note a)	(14,869)	(3,695)
Other (note b)	1,545	2,511
Ending balance	$22,435	$24,732

(a)	Changes in the fair value of earn-out consideration are reported in other operating (income) expense, net in the consolidated statements of income.

(b)

Interest expense is included in interest income (expense), net and the impact of changes in foreign exchange is reported in foreign exchange gains (losses), net in the consolidated statements of income. The cumulative translation adjustment is reported as a component of other comprehensive income (loss).

7. Derivative financial instruments

The Company is exposed to the risk of rate fluctuations on foreign currency assets and liabilities and on foreign currency denominated forecasted cash flows. The Company has established risk management policies, including the use of derivative financial instruments to hedge foreign currency assets and liabilities and foreign currency denominated forecasted cash flows and interest rate risks. These derivative financial instruments are largely deliverable and non-deliverable forward foreign exchange contracts and interest rate swaps. The Company enters into these contracts with counterparties that are banks or other financial institutions, and the Company considers the risk of non-performance by such counterparties not to be material. The forward foreign exchange contracts and interest rate swaps mature over periods of up to 60 months and the forecasted transactions are expected to occur during the same periods.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

7. Derivative financial instruments (Continued)

The following table presents the aggregate notional principal amounts of outstanding derivative financial instruments together with the related balance sheet exposure:

	Notional principal amounts (note a)		Balance sheet exposure asset (liability) (note b)
	As of December 31, 2016	As of December 31, 2017	As of December 31, 2016	As of December 31, 2017
Foreign exchange forward contracts denominated in:
United States Dollars (sell) Indian Rupees (buy)	$1,108,400	$1,289,400	$6,669	$54,398
United States Dollars (sell) Mexican Peso (buy)	9,120	9,000	(187)	(441)
United States Dollars (sell) Philippines Peso (buy)	70,050	76,650	(1,036)	69
Euro (sell) United States Dollars (buy)	138,613	170,542	9,180	(2,069)
Pound Sterling (buy) United States Dollars (sell)	—	24,041	—	253
Euro (sell) Romanian Leu (buy)	29,805	35,826	(152)	(892)
Japanese Yen (sell) Chinese Renminbi (buy)	77,267	60,768	(742)	1,918
Pound Sterling (sell) United States Dollars (buy)	104,142	80,871	14,228	(2,478)
Australian Dollars (sell) United States Dollars (buy)	114,412	136,092	2,328	(5,180)
Interest rate swaps (floating to fixed)	456,810	432,117	7,746	9,332
			$38,034	$54,910

(a)

Notional amounts are key elements of derivative financial instrument agreements but do not represent the amount exchanged by counterparties and do not measure the Company’s exposure to credit, foreign exchange, interest rate or other market risks. However, the amounts exchanged are based on the notional amounts and other provisions of the underlying derivative financial instrument agreements.

(b)	Balance sheet exposure is denominated in U.S. dollars and denotes the mark-to-market impact of the derivative financial instruments on the reporting date.

FASB guidance on derivatives and hedging requires companies to recognize all derivative instruments as either assets or liabilities at fair value in the Balance Sheet. In accordance with the FASB guidance on derivatives and hedging, the Company designates foreign exchange forward contracts and interest rate swaps as cash flow hedges. Foreign exchange forward contracts are entered into to cover the effects of future exchange rate variability on forecasted revenue and purchases of services, and interest rate swaps are entered into to cover interest rate fluctuation risk. In addition to this program, the Company uses derivative instruments that are not accounted for as hedges under the FASB guidance in order to hedge foreign exchange risks related to balance sheet items, such as receivables and intercompany borrowings, that are denominated in currencies other than the Company’s underlying functional currency.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

7. Derivative financial instruments (Continued)

The fair values of the Company’s derivative instruments and their location in the Company’s financial statements are summarized in the table below:

	Cash flow hedges		Non-designated
	As of December 31, 2016	As of December 31, 2017	As of December 31, 2016	As of December 31, 2017
Assets
Prepaid expenses and other current assets	$33,921	$43,557	$809	$4,635
Other assets	$20,657	$24,906	$—	$—
Liabilities
Accrued expenses and other current liabilities	$4,540	$10,092	$237	$254
Other liabilities	$12,576	$7,842	$—	$—

Cash flow hedges

For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain (loss) on the derivative instrument is reported as a component of other comprehensive income (loss) and reclassified into earnings in the same period or periods during which the hedged transaction is recognized in the consolidated statements of income. Gains (losses) on the derivatives, representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness, are recognized in earnings as incurred.

In connection with cash flow hedges, the gains (losses) recorded as a component of other comprehensive income (loss), or OCI, and the related tax effects are summarized below:

	Year ended December 31,
	2015			2016			2017
	Before- Tax amount	Tax (Expense) or Benefit	Net of tax Amount	Before- Tax amount	Tax (Expense) or Benefit	Net of tax Amount	Before- Tax amount	Tax (Expense) or Benefit	Net of tax Amount
Opening balance	$(66,786)	$23,646	$(43,140)	$(30,090)	$9,830	$(20,260)	$37,461	$(13,979)	$23,482
Net gains (losses) reclassified into statement of income on completion of hedged transactions	(42,106)	15,346	(26,760)	(6,799)	409	(6,390)	54,494	(17,725)	36,769
Changes in fair value of effective portion of outstanding derivatives, net	(5,410)	1,530	(3,880)	60,752	(23,400)	37,352	67,562	(18,182)	49,380
Gain (loss) on cash flow hedging derivatives, net	36,696	(13,816)	22,880	67,551	(23,809)	43,742	13,068	(457)	12,611
Closing balance	$(30,090)	$9,830	$(20,260)	$37,461	$(13,979)	$23,482	$50,529	$(14,436)	$36,093

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

7. Derivative financial instruments (Continued)

The gains or losses recognized in other comprehensive income (loss) and their effects on financial performance are summarized below:

Derivatives in Cash Flow Hedging Relationships	Amount of Gain (loss) recognized in OCI on Derivatives (Effective Portion)			Location of Gain (loss) reclassified from OCI into Statement of Income (Effective Portion)	Amount of Gain (loss) reclassified from OCI into Statement of Income (Effective Portion)
	Year ended December 31,				Year ended December 31,
	2015	2016	2017		2015	2016	2017
Forward foreign exchange contracts	$(5,410)	$54,664	$66,037	Revenue	$13,667	$12,859	$5,858
Interest rate swaps	$—	$6,088	$1,525	Cost of revenue	$(44,634)	$(14,223)	$37,849
				Selling, general and administrative expenses	$(11,139)	$(3,765)	$10,849
				Interest expense	$—	$(1,670)	$(62)
	$(5,410)	$60,752	$67,562		$(42,106)	$(6,799)	$54,494

Gain (loss) recognized in income on the ineffective portion of derivatives and the amount excluded from effectiveness testing is $0 as of December 31, 2015, 2016 and 2017.

Non-designated Hedges

Derivatives not designated as hedging instruments	Location of Gain (Loss) recognized in Statement of Income on Derivatives	Amount of Gain (Loss) recognized in Statement of Income on Derivatives
		Year ended December 31,
		2015	2016	2017
Forward foreign exchange contracts (Note a)	Foreign exchange gains (losses), net	$6,566	$2,921	$16,696
		$6,566	$2,921	$16,696

(a)

These forward foreign exchange contracts were entered into to hedge fluctuations in foreign exchange rates for recognized balance sheet items, such as receivables and intercompany borrowings, and were not originally designated as hedges under FASB guidance on derivatives and hedging. Realized gains (losses) and changes in the fair value of these derivatives are recorded in foreign exchange gains (losses), net in the consolidated statements of income.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

8. Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	As of December 31,
	2016	2017
Advance income and non-income taxes	$50,676	$51,832
Deferred transition costs	45,252	62,029
Derivative instruments	34,730	48,192
Prepaid expenses	22,222	16,944
Customer acquisition cost	11,126	19,327
Employee advances	6,880	5,014
Deposits	2,688	4,719
Advances to suppliers	10,059	2,705
Others	5,516	25,580
	$189,149	$236,342

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

9. Property, plant and equipment, net

Property, plant and equipment, net consist of the following:

	As of December 31,
	2016	2017
Land	$9,635	$10,209
Buildings	44,487	46,007
Furniture and fixtures	37,421	43,091
Computer equipment and servers	187,119	210,725
Plant, machinery and equipment	84,677	92,981
Computer software	119,648	137,459
Leasehold improvements	92,313	102,072
Vehicles	6,753	6,418
Capital work in progress	18,501	17,069
Property, plant and equipment, gross	$600,554	$666,031
Less: accumulated depreciation, amortization and impairment	(407,336)	(459,001)
Property, plant and equipment, net	$193,218	$207,030

Depreciation expense on property, plant and equipment for the years ended December 31, 2015, 2016 and 2017 was $47,673, $45,826 and $44,909, respectively. Software amortization for the years ended December 31, 2015, 2016 and 2017 amounted to $9,114, $9,471 and $11,400, respectively.

The depreciation and amortization expenses set forth above include the effect of the reclassification of foreign exchange (gains) losses related to the effective portion of foreign currency derivative contracts, amounting to $2,501, $744 and $(1,727) for the years ended December 31, 2015, 2016 and 2017, respectively.

Property, plant and equipment, net include assets held under capital lease arrangements amounting to $3,183 and $3,302 as of December 31, 2016 and December 31, 2017, respectively. Depreciation expense in respect of these assets was $1,594, $1,564 and $1,682 for the years ended December 31, 2015, 2016 and 2017, respectively.

During the year ended December 31, 2017, the Company tested for recoverability a group of assets, comprised of computer software and a technology-related intangible asset, as a result of a downward revision to the forecasted cash flows to be generated by this group of assets. Based on the results of its testing, the Company determined that the carrying value of the group of assets exceeded the estimated undiscounted cash flows and the Company recorded an $8,000 write-down to reduce the carrying value to its fair value. The Company used the income approach to determine the fair value of the group of assets for the purpose of calculating the charge. This write-down has been recorded in other operating (income) expenses, net in the consolidated statement of income and has been allocated to computer software and technology-related intangible assets, amounting to $5,760 and $2,240, respectively.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

10. Goodwill and intangible assets

The following table presents the changes in goodwill for the years ended December 31, 2016 and 2017:

	As of December 31,
	2016	2017
Opening balance	$1,038,346	$1,069,408
Goodwill relating to acquisitions consummated during the period	51,535	229,745
Goodwill relating to divestitures during the period	(2,226)	—
Impact of measurement period adjustments	(59)	(106)
Effect of exchange rate fluctuations	(18,188)	38,075
Closing balance	$1,069,408	$1,337,122

Goodwill has been allocated to the following reporting units, which represent different business units of the Company, as follows:

	As of December 31,
	2016	2017
India	$493,084	$735,596
China	58,139	60,171
Europe	36,584	41,775
Americas	48,713	57,021
IT services	432,888	442,559
	$1,069,408	$1,337,122

In the year ended December 31, 2017, in accordance with ASU 2011-08, the Company performed an assessment of qualitative factors to determine whether events or circumstances exist that may lead to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Based on such assessment, as at December 31, 2017, the Company concluded that it is not more likely than not that the fair values of all of the Company’s reporting units are less than their carrying amounts.

In the year ended December 31, 2016, in accordance with ASU 2011-08, the Company performed an assessment of qualitative factors to determine whether events or circumstances exist that may lead to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Based on its assessment, the Company concluded that it is not more likely than not that the fair value of any of the Company’s reporting units is less than its carrying amount other than its IT services reporting unit, primarily due to a decline in planned revenues. Accordingly, the Company performed a quantitative assessment of goodwill impairment for its IT services reporting unit. Based on such quantitative assessment, the Company concluded that no impairment is warranted for the year ended December 31, 2016 and that the fair value of its IT services reporting unit substantially exceeded its carrying value as of December 31, 2016.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

10. Goodwill and intangible assets (Continued)

The total amount of the Company’s goodwill deductible for tax purposes is $39,032 and $120,617 as of December 31, 2016 and 2017, respectively.

The Company’s intangible assets acquired either individually or with a group of other assets or in a business combination are as follows:

	As of December 31, 2016			As of December 31, 2017
	Gross carrying amount	Accumulated amortization & Impairment	Net	Gross carrying amount	Accumulated amortization & Impairment	Net
Customer-related intangible assets	$312,041	$260,018	$52,023	$369,173	$293,029	$76,144
Marketing-related intangible assets	45,098	30,571	14,527	52,443	39,212	13,231
Technology-related intangible assets	26,116	21,026	5,090	54,189	28,278	25,911
Other intangible assets	2,875	2,466	409	3,081	2,314	767
Intangible assets under development	6,897	—	6,897	15,537	—	15,537
	$393,027	$314,081	$78,946	$494,423	$362,833	$131,590

Amortization expenses for intangible assets disclosed in the Consolidated Statements of Income under amortization of acquired intangible assets for the years ended December 31, 2015, 2016 and 2017 were $28,513, $27,183 and $36,412, respectively.

Amortization expenses for technology-related internally developed intangible assets disclosed in the consolidated statements of income under cost of revenue and selling, general and administrative expense for the years ended December 31, 2015, 2016 and 2017 were $0, $0 and $467, respectively.

 During the year ended December 31, 2017, the Company tested a customer-related intangible asset for recoverability as a result of the termination of a client contract. Based on the results of such testing, the Company recorded a $1,311 write-down to reduce the amount of the asset’s total carrying value. The Company used the income approach to determine the fair value of the intangible asset for the purpose of calculating the resulting charge. This write-down has been recorded in other operating (income) expenses, net in the consolidated statement of income. During the year ended December 31, 2017, the Company also recorded a write-down to a technology-related intangible asset as described in note 9.

During the year ended December 31, 2016, the Company tested an intangible software asset for recoverability as a result of a downward revision to the forecasted cash flows to be generated by the intangible asset. The Company previously recorded a charge to this asset in the third quarter of 2015. Based on the results of its testing, the Company determined that the carrying value of the intangible asset exceeded its estimated undiscounted cash flows by $10,324 and recorded an additional write-down to further reduce the carrying value by this amount. The Company used the income approach to determine the fair value of the intangible asset for the purpose of calculating the charge. This write-down had been recorded in other operating (income) expenses, net in the consolidated statement of income. During the year ended December 31, 2016, the Company also tested a customer-related intangible asset for recoverability as a result of the termination of a client contract. Based on results of such testing, the Company recorded an $871 write-down in the amount of the asset’s total carrying value. The Company used the income approach to determine the fair value of the intangible asset for the purpose of calculating the resulting charge. This write-down had been recorded in other operating (income) expenses, net in the consolidated statement of income.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

10. Goodwill and intangible assets (Continued)

The estimated amortization schedule for the Company’s intangible assets for future periods is set out below:

For the year ending December 31:
2018	$38,569
2019	27,518
2020	26,831
2021	13,080
2022 and beyond	25,592
$131,590

11. Other assets

Other assets consist of the following:

	As of December 31,
	2016	2017
Customer acquisition cost	$30,996	$37,017
Advance income and non-income taxes	60,203	63,474
Deferred transition costs	74,462	77,255
Deposits	29,853	32,174
Derivative instruments	20,657	24,906
Prepaid expenses	3,179	2,849
Accounts receivable due after one year	3,272	1,624
Others	19,706	22,870
	$242,328	$262,169

12. Leases

The Company has leased vehicles, furniture and fixtures, computer equipment and servers, and plants, machinery and equipment from various lessors under capital lease arrangements which are not material to the consolidated financial statements.

The Company conducts its operations using facilities under non-cancellable operating lease agreements that expire at various dates. Future minimum lease payments under these agreements are as follows:

As of December 31:
2018	$59,269
2019	54,844
2020	47,788
2021	43,692
2022	38,275
2023 and beyond	122,150
Total minimum lease payments	$366,018

Rental expenses in agreements with rent holidays and scheduled rent increases are recorded on a straight-line basis over the applicable lease term. Rent expenses under cancellable and non-cancellable operating leases were $50,342, $50,827 and $59,484 for the years ended December 31, 2015, 2016 and 2017, respectively.

The rental expenses set out above include the effect of the reclassification of foreign exchange (gains) losses related to the effective portion of foreign currency derivative contracts amounting to $2,037, $598 and $(1,533) for the years ended December 31, 2015, 2016 and 2017, respectively.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

13. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	As of December 31,
	2016	2017
Accrued expenses	$163,400	$204,997
Accrued employee cost	179,360	204,506
Deferred transition revenue	50,552	52,233
Statutory liabilities	36,878	36,283
Retirement benefits	17,616	21,074
Derivative instruments	4,777	10,346
Advance from customers	21,969	25,476
Earn-out consideration	6,885	14,928
Other liabilities	15,461	13,093
Capital lease obligations	1,349	1,546
	$498,247	$584,482

14. Long-term debt

In June 2015, the Company refinanced its 2012 facility through a new credit facility comprised of an $800,000 term loan and a $350,000 revolving credit facility. Borrowings under the new facility bear interest at a rate equal to, at the election of the Company, either LIBOR plus a margin of 1.50% per annum or a base rate plus a margin of 0.50% per annum, in each case subject to adjustment based on the Company’s debt ratings provided by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. Based on the Company’s election and current credit rating, the applicable interest rate is equal to LIBOR plus 1.50% per annum. As a result of the June 2015 refinancing, the gross outstanding term loan under the previous facility, which amounted to $663,188 as of June 30, 2015, was extinguished, and the Company expensed $10,050, representing accelerated amortization of the existing unamortized debt issuance costs related to the prior facility. Additionally, the refinancing of the revolving facility resulted in the accelerated amortization of $65 relating to the existing unamortized debt issuance cost. The remaining unamortized costs for the revolving facility, together with the fees paid to the Company’s lenders and third parties in connection with the new term loan and revolving facility, will be amortized over the term of the refinanced facility, which ends on June 30, 2020. For the year ended 2017, the Company was in compliance with the financial covenants.

As of December 31, 2016 and December 31, 2017, the amount outstanding under the Company’s term loan, net of debt amortization expense of $2,667 and $1,848, was $737,333 and $698,152, respectively.  As of December 31, 2016 and December 31, 2017, the term loan bore interest at a rate equal to LIBOR plus a margin of 1.50% per annum based on the Company’s election and then current credit rating. Indebtedness under the refinanced facility is unsecured. The amount outstanding on the term loan as of December 31, 2017 will be repaid through quarterly payments of $10,000, and the balance will be repaid upon the maturity of the term loan on June 30, 2020.

The maturity profile of the term loan, net of debt amortization expense, is as follows:

Year ended	Amount
2018	$39,226
2019	39,272
2020	619,654
Total	$698,152

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

14. Long-term debt (Continued)

In March 2017, the Company issued $350,000 aggregate principal amount of 3.70% senior notes in a private offering, resulting in cash proceeds of approximately $348,519, net of an underwriting fee of $1,481. In connection with the offering, the Company incurred other debt issuance costs of $1,161. The total debt issuance cost of $2,642 is being amortized over the life of the notes as additional interest expense. As of December 31, 2017, the amount outstanding under the notes, net of debt amortization expense of $2,239, was $347,761, which is payable on April 1, 2022. The Company will pay interest on the notes semi-annually in arrears on April 1 and October 1 of each year, ending on the maturity date of April 1, 2022. The Company, at its option, may redeem the notes at any time in whole or in part, at a redemption price equal to (i) 100% of the principal amount of the notes redeemed, together with accrued and unpaid interest on the redeemed amount, and (ii) if the notes are redeemed prior to March 1, 2022, a specified “make-whole” premium. The notes are subject to certain customary covenants, including limitations on the ability of the Company and certain of its subsidiaries to incur debt secured by liens, engage in certain sale and leaseback transactions and consolidate, merge, convey or transfer their assets. Upon certain change of control transactions, the Company will be required to make an offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest.  The interest rate payable on the notes is subject to adjustment if the credit rating of the notes is downgraded up to a maximum increase of 2.0%. The Company is required to offer to exchange the notes for registered notes or have one or more shelf registration statements declared effective within 455 days after the issue date of the notes and, if such exchange offer fails to be consummated or such registration statement fails to be effective by June 25, 2018, then the interest payable on the notes will increase by 0.25% per annum during the 90-day period immediately following such date and will further increase by 0.25% per annum at the end of each subsequent 90-day period up to a maximum increase of 0.50%. The notes are senior unsecured obligations of the Company and will rank equally with all other senior unsecured indebtedness of the Company outstanding from time to time.

15. Short-term borrowings

The Company has the following borrowing facilities:

(a)

Fund-based and non-fund-based credit facilities with banks, which are available for operational requirements in the form of overdrafts, letters of credit, guarantees and short-term loans. As of December 31, 2016 and December 31, 2017, the limits available were $15,382 and $15,064, respectively, of which $10,980 and $7,900 was utilized, constituting non-funded drawdown.

(b)

A fund-based and non-fund based revolving credit facility of $350,000, which the Company obtained in June 2015 as described in note 14. This facility replaces the Company’s $250,000 facility initially entered into in August 2012 and subsequently amended in June 2013. As of December 31, 2016 and December 31, 2017, a total of $160,978 and $170,978 respectively, was utilized, of which $160,000 and $170,000, respectively, constituted funded drawdown and $978 and $978, respectively, constituted non-funded drawdown. The revolving facility expires in June 2020. The funded drawdown amount bore interest at a rate equal to LIBOR plus a margin of 1.50% as of December 31, 2016. As of December 31, 2017, the revolving facility bore interest at a rate equal to LIBOR plus a margin of 1.50% per annum. The unutilized amount on the revolving facility bore a commitment fee of 0.25% and 0.25% as of December 31, 2016 and December 31, 2017, respectively. The credit agreement contains certain customary covenants, including a maximum leverage covenant and a minimum interest coverage ratio. During the year ended December 31, 2017, the Company was in compliance with the financial covenants.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

16. Other liabilities

Other liabilities consist of the following:

	As of December 31,
	2016	2017
Accrued employee cost	$3,976	$14,020
Deferred transition revenue	72,560	70,900
Retirement benefits	39,020	40,520
Derivative instruments	12,576	7,842
Amount received from GE under indemnification arrangement, pending adjustment	3,159	3,359
Advance from customers	2,371	790
Earn-out consideration	15,550	9,804
Others	11,078	18,710
Capital lease obligations	2,500	2,664
	$162,790	$168,609

17. Employee benefit plans

The Company has employee benefit plans in the form of certain statutory and other schemes covering its employees.

Defined benefit plans

In accordance with Indian law, the Company provides a defined benefit retirement plan (the “Gratuity Plan”) covering substantially all of its Indian employees. The Gratuity Plan provides a lump-sum payment to vested employees upon retirement or termination of employment in an amount based on each employee’s salary and duration of employment with the Company. The Gratuity Plan benefit cost for the year is calculated on an actuarial basis. The Company contributes the required funding for all ascertained liabilities to the Gratuity Plan. Trustees administer contributions made to the trust, and contributions are invested in specific designated instruments as permitted by Indian law. The Company’s overall investment strategy is to invest predominantly in fixed income funds managed by asset management companies. These funds further invest in debt securities such as money market instruments, government securities and public and private bonds. During the years ended December 31, 2015, 2016 and 2017, all of the plan assets were primarily invested in debt securities.

In addition, in accordance with Mexican law, the Company provides certain termination benefits (the “Mexican Plan”) to all of its Mexican employees based on the age, duration of service and salary of each eligible employee. The full-year benefit cost of the Mexican Plan is calculated on an actuarial basis.

In addition, certain of the Company’s subsidiaries organized or operating in the Philippines and Japan have sponsored defined benefit retirement programs (respectively, the “Philippines Plan” and the “Japan Plan”). The full-year benefit costs of the Japan Plan and the Philippines Plan are calculated on an actuarial basis. Company contributions in respect of these plans are made to insurer-managed funds or to a trust. The trust contributions are further invested in government bonds.

In addition, in accordance with Israeli law, the Company provides certain termination benefits (the “Israeli Plan”) to all of its Israeli employees based on the age, duration of service and salary of each eligible employee. The full-year benefit cost of the Israeli Plan is calculated on an actuarial basis.

Current service costs for defined benefit plans are accrued in the year to which they relate on a monthly basis. Actuarial gains or losses, or prior service costs, if any, resulting from amendments to the plans are recognized and amortized over the remaining period of service of the employees or over the average remaining life expectancies for inactive employees if most of the plan obligations are payable to inactive employees.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

17. Employee benefit plans (Continued)

The following table sets forth the funded status of the Company’s defined benefit plans and the amounts recognized in the Company’s financial statements based on actuarial valuations carried out as of December 31, 2016 and 2017.

	As of December 31,
	2016	2017
Change in benefit obligation
Projected benefit obligation at the beginning of the year	$35,617	$45,283
Service cost	5,661	7,735
Actuarial loss	6,749	4,493
Interest cost	2,585	3,252
Liabilities assumed on acquisition	693
Benefits paid	(4,967)	(5,367)
Special termination benefit	-	57
Effect of exchange rate changes	(1,055)	2,641
Projected benefit obligation at the end of the year	$45,283	$58,094
Change in fair value of plan assets
Fair value of plan assets at the beginning of the year	$28,549	$30,871
Employer contributions	5,776	15,176
Actual gain on plan assets	1,777	2,746
Assets assumed on acquisition	170	0
Actuarial gain	—	11
Benefits paid	(4,897)	(5,301)
Effect of exchange rate changes	(504)	2,057
Fair value of plan assets at the end of the year	$30,871	$45,560

Amounts included in other comprehensive income (loss) as of December 31, 2016 and 2017 were as follows:

	As of December 31,
	2016	2017
Net actuarial loss	(8,979)	(12,228)
Deferred tax assets	2,759	2,221
Other comprehensive income, net	(6,220)	(10,007)

Changes in other comprehensive income (loss) during the year ended December 31, 2017 were as follows:

2017
Net actuarial loss	$(4,182)
Amortization of net actuarial loss	1,177
Deferred income taxes	(670)
One-time cost	211
Effect of exchange rate changes	(323)
Other comprehensive income (loss), net	$(3,787)

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

17. Employee benefit plans (Continued)

Net defined benefit plan costs for the years ended December 31, 2015, 2016 and 2017 include the following components:

	Year ended December 31,
	2015	2016	2017
Service costs	$5,578	$5,661	$7,735
Interest costs	2,629	2,585	3,252
Amortization of actuarial loss	330	(113)	1,177
Expected return on plan assets	(2,154)	(2,043)	(2,412)
One-time cost	—	—	209
Special termination benefits	—	—	426
Net defined benefit plan costs	$6,383	$6,090	$10,387

The amount in other comprehensive loss that is expected to be recognized as a component of net periodic benefit cost over the next fiscal year is $1,353.

The weighted average assumptions used to determine the benefit obligations of the Gratuity Plan as of December 31, 2016 and 2017 are presented below:

	As of December 31,
	2016	2017
Discount rate	7.10% - 7.5%	7.40% - 7.60%
Rate of increase in compensation per annum	5.20%-11.00%	5.20%-11.00%

The weighted average assumptions used to determine the Gratuity Plan costs for the years ended December 31, 2015, 2016 and 2017 are presented below:

	Year ended December 31,
	2015	2016	2017
Discount rate	8.50% - 8.55%	8.30% - 8.45%	7.10% - 7.5%
Rate of increase in compensation per annum	5.20% - 11.00%	5.20% - 11.00%	5.20% - 11.00%
Expected long-term rate of return on plan assets per annum	8.50%	7.50%	7.50%

The weighted average assumptions used to determine the benefit obligations of the Mexican Plan as of December 31, 2016 and 2017 are presented below:

	Year ended December 31,
	2016	2017
Discount rate	6.80%	7.60%
Rate of increase in compensation per annum	5.50%	5.50%

The weighted average assumptions used to determine the costs of the Mexican Plan for the years ended December 31, 2015, 2016 and 2017 are presented below:

	Year ended December 31,
	2015	2016	2017
Discount rate	6.50%	6.50%	6.80%
Rate of increase in compensation per annum	5.50%	5.50%	5.50%
Expected long-term rate of return on plan assets per annum	0.00%	0.00%	0.00%

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

17. Employee benefit plans (Continued)

The weighted average assumptions used to determine the benefit obligation of the Japan Plan as of December 31, 2016 and 2017 are presented below:

	Year ended December 31,
	2016	2017
Discount rate	0.08% - 1.30%	0.113%-0.789%
Rate of increase in compensation per annum	0.00% - 3.55%	0.00% - 3.55%

The weighted average assumptions used to determine the costs of the Japan Plan for the years ended December 31, 2015, 2016 and 2017 are presented below:

Year ended December 31,
	2015	2016	2017
Discount rate	0.20% - 1.30%	0.24% - 1.30%	0.08% - 1.30%
Rate of increase in compensation per annum	0.00% - 3.55%	0.00% - 3.55%	0.00% - 3.55%
Expected long-term rate of return on plan assets per annum	2.69% - 3.44%	0.00% - 3.77%	0.00% - 3.09%

The expected returns on plan assets set forth above are based on the Company’s expectation of the average long-term rate of return expected to prevail over the next 15 to 20 years on the types of investments prescribed by applicable statute.

The Company evaluates these assumptions based on projections of the Company’s long-term growth and prevalent industry standards. Unrecognized actuarial loss is amortized over the average remaining service period of the active employees expected to receive benefits under the plan.

The fair values of the Company’s plan assets as of December 31, 2016 and 2017 by asset category are as follows:

	Total
	As of December 31, 2017
	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Asset Category
Cash	$472	$472	$—	$—
Fixed income securities (Note a)	42,328	3,419	38,909	—
Other securities (Note b)	2,760	2,437	323	—
Total	$45,560	$6,328	$39,232	$—

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

17. Employee benefit plans (Continued)

	Total
	As of December 31, 2016
	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Asset Category
Cash	$4,809	$4,809	$—	$—
Fixed income securities (Note a)	23,659	3,001	20,658	—
Other securities (Note b)	2,403	2,191	212	—
Total	$30,871	$10,001	$20,870	$—

(a)	Includes investments in funds that invest 100% of their assets in fixed income securities such as money market instruments, government securities and public and private bonds.
(b)	Includes investments in funds that invest primarily in fixed income securities and the remaining portion in equity securities.

The expected benefit plan payments set forth below reflect expected future service:

Year ending December 31,
2018	$8,469
2019	8,823
2020	9,330
2021	9,946
2022	10,118
2023 - 2027	48,107
$94,793

The Company’s expected benefit plan payments are based on the same assumptions that were used to measure the Company’s benefit obligations as of December 31, 2017.

Defined contribution plans

During the years ended December 31, 2015, 2016 and 2017, the Company contributed the following amounts to defined contribution plans in various jurisdictions:

	Year ended December 31,
	2015	2016	2017
India	$15,915	$19,074	$22,242
U.S.	8,148	10,379	11,147
U.K.	4,453	6,593	7,823
China	14,511	15,512	15,950
Other regions	4,690	4,684	4,059
Total	$47,717	$56,242	$61,221

18. Stock-based compensation

The Company has issued options under the Genpact Limited 2007 Omnibus Incentive Compensation Plan (the “2007 Omnibus Plan”) and the Genpact Limited 2017 Omnibus Incentive Compensation Plan (the “2017 Omnibus Plan”) to eligible persons, including employees, directors and certain other persons associated with the Company.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

18. Stock-based compensation (Continued)

Under the 2007 Omnibus Plan, shares underlying options forfeited, expired, terminated or cancelled under any of the Company’s predecessor plans were added to the number of shares otherwise available for grant under the 2007 Omnibus Plan. The 2007 Omnibus Plan was amended and restated on April 11, 2012 to increase the number of common shares authorized for issuance by 5,593,200 shares to 15,000,000 shares.

During the year ended December 31, 2012, the number of common shares authorized for issuance under the 2007 Omnibus Plan was increased by 8,858,823 shares as a result of a one-time adjustment to outstanding unvested share awards in connection with a special dividend payment.

A brief summary of each plan is provided below:

2007 Omnibus Plan

The Company adopted the 2007 Omnibus Plan on July 13, 2007 and amended and restated it on April 11, 2012. The 2007 Omnibus Plan provided for the grant of awards intended to qualify as incentive stock options, non-qualified stock options, share appreciation rights, restricted share awards, restricted share units, performance units, cash incentive awards and other equity-based or equity-related awards. Under the 2007 Omnibus Plan, the Company was authorized to grant awards for the issuance of up to a total of 23,858,823 common shares.

2017 Omnibus Plan

On May 9, 2017, the Company’s shareholders approved the adoption of the Genpact Limited 2017 Omnibus Incentive Compensation Plan (the “2017 Omnibus Plan”), pursuant to which 15,000,000 Company common shares are available for issuance. No grants may be made under the 2007 Omnibus Plan after the date of adoption of the 2017 Omnibus Plan.  Grants that were outstanding under the 2007 Omnibus Plan as of the Company’s adoption of the 2017 Omnibus Plan remain subject to the terms of the 2007 Omnibus Plan.

Stock-based compensation costs relating to the foregoing plans during the years ended December 31, 2015, 2016 and 2017, were $24,684, $24,686 and $35,112, respectively, and have been allocated to cost of revenue and selling, general, and administrative expenses.

Income tax benefits recognized in relation to stock-based compensation charges, excluding excess tax benefits, during the years ended December 31, 2015, 2016 and 2017 were $6,125, $6,446 and $9,600, respectively.

Stock options

All options granted under the 2007 and 2017 Omnibus Plans are exercisable into common shares of the Company, have a contractual period of ten years and vest over four to five years unless specified otherwise in the applicable award agreement. The Company recognizes compensation cost over the vesting period of the option.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

18. Stock-based compensation (Continued)

Compensation cost is determined at the date of grant by estimating the fair value of an option using the Black-Scholes option-pricing model.

The following table shows the significant assumptions used in connection with the determination of the fair value of options granted in 2015, 2016 and 2017:

	2015	2016	2017
Dividend yield	—	—	0.97%
Expected life (in months)	84	84	84
Risk-free rate of interest for expected life	1.99%	1.42% - 1.56%	2.25%
Volatility	34.97%	25.60% - 27.22%	24.28%

Volatility was calculated based on the historical volatility of the Company’s share price during a period equivalent to the estimated term of the option. The Company estimates the expected term of an option using the “simplified method,” which is based on the average of its contractual vesting term. The risk-free interest rate that the Company uses in the option valuation model is based on U.S. Treasury bonds with a term similar to the expected term of the options. The Company did not pay any regular cash dividends in fiscal 2016.  The Company paid a cash dividend of $0.06 per share in each quarter of fiscal 2017.

The Company has issued, and intends to continue to issue, new common shares upon stock option exercises and the vesting of share awards under its equity-based incentive compensation plans.

A summary of stock option activity during the years ended December 31, 2015, 2016 and 2017 is set out below:

	Year ended December 31, 2015
	Shares arising out of options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding as of January 1, 2015	7,371,727	$15.44	5.9	$—
Granted	170,000	22.77	—	—
Forfeited	(125,000)	19.35	—	—
Expired	(1,277)	14.32	—	—
Exercised	(1,428,605)	9.49	—	22,122
Outstanding as of December 31, 2015	5,986,845	$16.99	5.8	$48,661
Vested as of December 31, 2015 and expected to vest thereafter (Note a)	5,754,969	$16.76	5.8	$47,325
Vested and exercisable as of December 31, 2015	2,183,846	$12.67	2.7	$26,892
Weighted average grant-date fair value of options granted during the period	$9.15

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

18. Stock-based compensation (Continued)

	Year ended December 31, 2016
	Shares arising out of options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding as of January 1, 2016	5,986,845	$16.99	5.8	$—
Granted	860,000	26.80	—	—
Forfeited	(145,000)	17.77	—	—
Expired	—	—	—	—
Exercised	(994,155)	14.98	—	9,301
Outstanding as of December 31, 2016	5,707,690	$18.65	5.8	$34,641
Vested as of December 31, 2016 and expected to vest thereafter (Note a)	5,457,701	$18.42	5.8	$34,150
Vested and exercisable as of December 31, 2016	2,746,191	$15.62	4.0	$23,960
Weighted average grant-date fair value of options granted during the period	$8.50

	Year ended December 31, 2017
	Shares arising out of options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding as of January 1, 2017	5,707,690	$18.65	5.8	$—
Granted	250,000	24.74	—	—
Forfeited	(80,000)	20.63	—	—
Expired	—	—	—	—
Exercised	(743,045)	14.50	—	12,636
Outstanding as of December 31, 2017	5,134,645	$19.52	5.6	$62,743
Vested as of December 31, 2017 and expected to vest thereafter (Note a)	4,988,875	$19.36	5.6	$61,779
Vested and exercisable as of December 31, 2017	2,203,146	$16.17	4.1	$34,303
Weighted average grant-date fair value of options granted during the period	$6.62

(a)	Options expected to vest reflect an estimated forfeiture rate.

Cash received by the Company upon the exercise of stock options amounted to $13,564, $14,896 and $10,772. Cash tax benefits realized by the Company upon the exercise of stock options during the year ended December 31, 2015 and tax benefits from the exercise of stock options during the years ended December 31, 2016 and 2017 were $6,982, $1,548 and $2,016 (including excess tax benefits of $6,560, $1,004, $1,723), respectively.

As of December 31, 2017, the total remaining unrecognized stock-based compensation cost for options expected to vest amounted to $6,479, which will be recognized over the weighted average remaining requisite vesting period of 2.9 years.

Restricted Share Units

The Company has granted restricted share units, or RSUs, under the 2007 and 2017 Omnibus Plans. Each RSU represents the right to receive one common share. The fair value of each RSU is the market price of one common share of the Company on the date of grant. The RSUs granted to date have graded

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

18. Stock-based compensation (Continued)

vesting schedules of three months to four years. The compensation expense is recognized on a straight-line basis over the vesting term.

A summary of RSUs granted during the years ended December 31, 2015, 2016 and 2017 is set out below:

	Year ended December 31, 2015
	Number of Restricted Share Units	Weighted Average Grant Date Fair Value
Outstanding as of January 1, 2015	488,418	$15.36
Granted	53,546	20.88
Vested (Note b)	(351,338)	15.29
Forfeited	(33,236)	14.00
Outstanding as of December 31, 2015	157,390	$17.67
Expected to vest (Note a)	147,226

	Year ended December 31, 2016
	Number of Restricted Share Units	Weighted Average Grant Date Fair Value
Outstanding as of January 1, 2016	157,390	$17.67
Granted	95,553	25.49
Vested (Note c)	(133,903)	20.66
Forfeited	(1,135)	14.18
Outstanding as of December 31, 2016	117,905	$20.65
Expected to vest (Note a)	107,366
	Year ended December 31, 2017
	Number of Restricted Share Units	Weighted Average Grant Date Fair Value
Outstanding as of January 1, 2017	117,905	$20.65
Granted	1,533,836	26.36
Vested (Note d)	(45,248)	18.31
Forfeited	(1,242)	25.53
Outstanding as of December 31, 2017	1,605,251	$26.17
Expected to vest (Note a)	1,371,567

(a)	RSUs expected to vest reflect an estimated forfeiture rate.
(b)

Vested RSUs were net settled by issuing 199,949 shares (net of minimum statutory tax withholding). 53,546 RSUs vested in the year ended December 31, 2015, 53,023 shares in respect of which were issued in 2017 after withholding shares to the extent of minimum statutory withholding taxes.

(c)

Vested RSUs were net settled by issuing 29,719 shares (net of minimum statutory tax withholding). 86,517 RSUs vested in the year ended December 31, 2016. 17,802 common shares underlying 34,035 of such RSUs were issued in 2017 after withholding shares to the extent of minimum statutory withholding taxes. Shares underlying the remaining 52,482 of such RSUs will be issued in 2018 after withholding shares to the extent of minimum statutory withholding taxes.

(d)	Vested RSUs were net settled by issuing 32,395 shares (net of minimum statutory tax withholding).

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

18. Stock-based compensation (Continued)

92,692 RSUs vested in the year ended December 31, 2014, in respect of which 91,963 shares were issued in 2016 after withholding shares to the extent of minimum statutory withholding taxes.

61,057 RSUs vested in the year ended December 31, 2013, in respect of which 59,827 shares were issued in January 2015 after withholding shares to the extent of minimum statutory withholding taxes.

As of December 31, 2017, the total remaining unrecognized stock-based compensation cost related to RSUs amounted to $26,543, which will be recognized over the weighted average remaining requisite vesting period of 2.9 years.

Performance Units

The Company also grants stock awards in the form of performance units, or PUs, and has granted PU’s under both the 2007 and 2017 Omnibus Plans.

Each PU represents the right to receive one common share at a future date based on the Company’s performance against specified targets. PUs granted to date have vesting schedules of six months to three years. The fair value of each PU is the market price of one common share of the Company on the date of grant and assumes that performance targets will be achieved. PUs granted under the plan are subject to cliff vesting. The compensation expense for such awards is recognized on a straight-line basis over the vesting terms. During the performance period, the Company’s estimate of the number of shares to be issued is adjusted upward or downward based upon the probability of achievement of the performance targets. The ultimate number of shares issued and the related compensation cost recognized is based on a comparison of the final performance metrics to the specified targets.

A summary of PU activity during the years ended December 31, 2015, 2016 and 2017 is set out below:

	Year ended December 31, 2015
	Number of Performance Units	Weighted Average Grant Date Fair Value	Maximum Shares Eligible to Receive
Outstanding as of January 1, 2015	1,292,750	$16.78	2,648,626
Granted	1,375,650	22.72	2,965,475
Vested (Note b)	(855)	16.78	(855)
Forfeited	(136,216)	17.82	(156,194)
Adjustment due to achievement of lower-than-target performance (Note c)	(32,007)	20.45
Adjustment due to achievement of lower-than-maximum performance (Note d)			(2,957,730)
Outstanding as of December 31, 2015	2,499,322	$19.95	2,499,322
Expected to vest (Note a)	2,184,906

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

18. Stock-based compensation (Continued)

	Year ended December 31, 2016
	Number of Performance Units	Weighted Average Grant Date Fair Value	Maximum Shares Eligible to Receive
Outstanding as of January 1, 2016	2,499,322	$19.95	2,499,322
Granted	1,518,374	27.93	3,343,335
Vested	—	—	—
Forfeited	(252,842)	21.88	(325,817)
Adjustment upon final determination of level of performance goal achievement (Note e)	7,274	22.72
Adjustment upon final determination of level of performance goal achievement (Note e)			7,274
Outstanding as of December 31, 2016	3,772,128	$23.04	5,524,114
Expected to vest (Note a)	2,226,489
	Year ended December 31, 2017
	Number of Performance Units	Weighted Average Grant Date Fair Value	Maximum Shares Eligible to Receive
Outstanding as of January 1, 2017	3,772,128	$23.04	5,524,114
Granted	1,811,292	25.22	3,622,584
Vested (Note f)	(1,136,047)	16.78	(1,136,047)
Forfeited (Note g)	(1,583,913)	27.57	(1,627,313)
Adjustment upon final determination of level of performance goal achievement (Note h)	37,480	25.22
Adjustment upon final determination of level of performance goal achievement (Note i)			(3,482,398)
Outstanding as of December 31, 2017	2,900,940	$24.40	2,900,940
Expected to vest (Note a)	2,657,685

(a)	PUs expected to vest are based on the probable achievement of the performance targets after considering an estimated forfeiture rate.
(b)	Vested PUs were net settled upon vesting by issuing 590 shares (net of minimum statutory tax withholding).

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

18. Stock-based compensation (Continued)

(c)

Represents a 5.2% to 6.7% reduction, depending on the targets under the PU award granted, in the number of target shares as a result of achievement of lower-than-target performance for the PUs granted in 2015, partially offset by a 0.8% to 6.6% increase in the number of target shares as a result of achievement of higher-than-target performance for the PUs granted in 2014.

(d)

Represents the difference between the maximum number of shares achievable and the number of shares expected to vest under the PU awards granted in 2015. Also includes the difference between the maximum number of shares achievable and the number of shares eligible to vest under the PU awards granted in 2014 based on the certified level of achievement of the performance goals.

(e)	Represents an adjustment made in March 2016 to the number of shares underlying the PUs granted in 2015 upon certification of the level of achievement of the performance targets for such awards.
(f)	Vested PUs were net settled upon vesting by issuing 731,701 shares (net of minimum statutory tax withholding).
(g)

Includes 1,443,624 target shares underlying PUs granted in 2016 which were forfeited for failure to achieve all of the threshold performance targets under such awards as certified by the compensation committee based on the Company’s audited financial statements for the year ended December 31, 2016.

(h)

Represents a 2.7% increase in the number of target shares as a result of achievement of higher-than-target performance for certain PUs granted in 2017, partially offset by a 12.5% reduction as a result of achievement of lower-than-target performance for certain PUs granted in 2017.

(i)

Represents the difference between the maximum number of shares achievable and the number of shares expected to vest under the PU awards granted in 2017 based on the level of achievement of the performance goals. Also includes the difference between the maximum number of shares achievable and the number of shares eligible to vest under the PU awards granted in 2016, which were forfeited for failure to achieve all of the threshold performance targets under such awards as certified by the compensation committee based on the Company’s audited financial statements for the year ended December 31, 2016.

1,329,270 shares vested in the year ended December 31, 2014 in respect of PUs granted in March 2012. 845,524 shares (net of minimum statutory tax withholding) in respect of such PUs were issued in January 2015.

As of December 31, 2017, the total remaining unrecognized stock-based compensation cost related to PUs amounted to $28,992, which will be recognized over the weighted average remaining requisite vesting period of 2.0 years.

Employee Stock Purchase Plan (ESPP)

On May 1, 2008, the Company adopted the Genpact Limited U.S. Employee Stock Purchase Plan and the Genpact Limited International Employee Stock Purchase Plan (together, the “ESPP”).

The ESPP allows eligible employees to purchase the Company’s common shares through payroll deductions at 90% of the closing price of the Company’s common shares on the last business day of each purchase interval. The dollar amount of common shares purchased under the ESPP must not exceed 15% of the participating employee’s base salary, subject to a cap of $25 per employee per calendar year. With effect from September 1, 2009, the offering periods commence on the first business day in March, June, September and December of each year and end on the last business day of the subsequent May, August, November and February. 4,200,000 common shares have been reserved for issuance in the aggregate over the term of the ESPP.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

18. Stock-based compensation (Continued)

During the years ended December 31, 2015, 2016 and 2017, 121,485, 146,685 and 190,435 common shares, respectively, were issued under the ESPP.

The ESPP is considered compensatory under FASB guidance on Compensation-Stock Compensation.

The compensation expense for the ESPP is recognized in accordance with the FASB guidance on Compensation—Stock Compensation. The compensation expense for the ESPP during the years ended

December 31, 2015, 2016 and 2017 was $292, $428 and $573, respectively, and has been allocated to cost of revenue and selling, general, and administrative expenses.

19. Capital stock

The Company’s authorized capital stock as of December 31, 2016 and 2017 consisted of 500 million common shares with a par value of $0.01 per share, and 250 million preferred shares with a par value of $0.01 per share. There were 198,794,052 and 192,825,207 common shares, and no preferred shares, issued and outstanding as of December 31, 2016 and 2017, respectively.

Holders of common shares are entitled to one vote per share. Upon the liquidation, dissolution or winding up of the Company, common shareholders are entitled to receive a ratable share of the available net assets of the Company after payment of all debts and other liabilities. The common shares have no preemptive, subscription, redemption or conversion rights.

The Company’s board of directors by resolution can establish one or more series of preferred shares having such par value, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other rights, qualifications, limitations or restrictions as may be fixed by the board of directors without shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company. These preferred shares are of the type commonly known as “blank-check” preferred shares.

Under Bermuda law, the Company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the Company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities, its issued share capital, and its share premium accounts. Under the Company’s bye-laws, each common share is entitled to dividends if, as and when dividends are declared by the Company’s board of directors. There are no restrictions in Bermuda on the Company’s ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of common shares. The Company’s ability to declare and pay cash dividends is restricted by its debt covenants.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

19. Capital stock (Continued)

Share Repurchases

As of December 31, 2016, the Company’s board of directors (the “Board”) had authorized the Company to repurchase up to $750,000 in value of the Company’s common shares under its share repurchase program first announced in February 2015. On February 10, 2017 the Board approved up to an additional $500,000 in share repurchases, bringing the total authorization under the Company’s existing program to $1,250,000. The Company’s share repurchase program does not obligate it to acquire any specific number of shares. Under the program, shares may be purchased in privately negotiated and/or open market transactions, including under plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

On March 29, 2017, the Company entered into an accelerated share repurchase (“ASR”) agreement with Morgan Stanley & Co. LLC (the “Dealer”) to repurchase Company common shares for an aggregate purchase price of $200,000. Pursuant to the ASR agreement, as amended in November 2017, the Company paid the aggregate purchase price to the Dealer upfront and received an initial delivery of 6,578,947 common shares on March 30, 2017 and an additional delivery of 350,006 common shares on December 29, 2017. The total value of the 6,928,953 common shares delivered to the Company through December 29, 2017 was $196,000, and the weighted average price per share of the common shares delivered was $28.29. The Company’s purchase of its common shares under the ASR has been recorded as a reduction in retained earnings. The value of the common shares to be purchased under the ASR but not yet delivered to the Company as of December 31, 2017, amounting to $4,000, was recorded in additional paid-in-capital. All repurchased shares have been retired.

The final settlement of the shares repurchased under the ASR was completed in January 2018. The final number of common shares repurchased by the Company under the ASR agreement was based on the volume-weighted average share price of the Company’s common shares during the term of the transaction, less a discount and subject to adjustments pursuant to the terms of the ASR agreement.

The ASR agreement contains customary provisions, including, among other things, with respect to mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, specific circumstances under which adjustments may be made to the repurchase transaction, and specific circumstances under which the repurchase transaction may be canceled prior to the scheduled maturity.

During the years ended December 31, 2017 and December 31, 2016, the Company also purchased 808,293 and 13,940,782 of its common shares, respectively, on the open market at a weighted average price of $24.48 and $24.76  per share, respectively, for an aggregate cash amount of $19,784 and $345,200, respectively. All repurchased shares have been retired.

The Company records repurchases of its common shares on the settlement date of each transaction. Shares purchased and retired are deducted to the extent of their par value from common stock and from retained earnings for the excess over par value. Direct costs incurred to acquire the shares are included in the total cost of the shares purchased. For the year ended December 31, 2015, December 31, 2016 and December 31, 2017, $197, $279 and $16, respectively, was deducted from retained earnings in direct costs related to share repurchases.

Dividend

In February 2017, the Company’s board of directors approved a dividend program under which the Company paid a regular quarterly cash dividend of $0.06 per share to holders of its common shares, representing an annual dividend of $0.24 per share in 2017. On March 28, 2017, June 28, 2017, September 21, 2017, and December 20, 2017 the Company paid dividends of $0.06 per share, amounting to $11,957, $11,558, $11,581 and $11,590 in the aggregate, to shareholders of record as of March 10, 2017, June 12, 2017, September 8, 2017 and December 8, 2017 respectively.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

20. Earnings per share

The Company calculates earnings per share in accordance with FASB guidance on Earnings per Share. Basic and diluted earnings per common share give effect to the change in the number of common shares outstanding. The calculation of basic earnings per common share was determined by dividing net income available to common shareholders by the weighted average number of common shares outstanding. The potentially dilutive shares, consisting of outstanding options on common shares, restricted share units, common shares to be issued under the ESPP and performance units, have been included in the computation of diluted net earnings per share and number of weighted average shares outstanding, except where the result would be anti-dilutive.

The number of stock awards outstanding but not included in the computation of diluted earnings per common share because their effect was anti-dilutive is 2,821,000, 781,215 and 1,007,480 for the years ended December 31, 2015, 2016 and 2017, respectively.

	Year ended December 31,
	2015	2016	2017
Net income available to Genpact Limited common shareholders	$239,817	$269,684	$263,111
Weighted average number of common shares used in computing basic earnings per common share	216,606,542	206,861,536	193,864,755
Dilutive effect of stock-based awards	2,538,502	3,264,487	3,184,797
Weighted average number of common shares used in computing dilutive earnings per common share	219,145,044	210,126,023	197,049,552
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$1.11	$1.30	$1.36
Diluted	$1.09	$1.28	$1.34

21. Cost of revenue

Cost of revenue consists of the following:

	Year ended December 31,
	2015	2016	2017
Personnel expenses	$1,013,209	$1,061,501	$1,155,745
Operational expenses	432,535	446,922	481,012
Depreciation and amortization	47,803	46,284	46,947
	$1,493,547	$1,554,707	$1,683,704

22. Selling, general and administrative expenses

Selling, general and administrative expenses consist of the following:

	Year ended December 31,
	2015	2016	2017
Personnel expenses	$430,088	$469,956	$501,445
Operational expenses	169,042	174,060	178,573
Depreciation and amortization	8,984	9,013	9,829
	$608,114	$653,029	$689,847

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

23. Other operating (income) expense, net

	Year ended December 31,
	2015	2016	2017
Other operating (income) expense	$(2,515)	$(1,266)	$(7,277)
Provision for impairment of intangible assets and property, plant and equipment	10,714	11,195	9,311
Change in fair value of earn-out consideration and deferred consideration (relating to business acquisitions)	(11,521)	(14,869)	(3,695)
Other operating (income) expense, net	$(3,322)	$(4,940)	$(1,661)

24. Interest income (expense), net

Interest income (expense), net consists of the following:

	Year ended December 31,
	2015	2016	2017
Interest income	$8,676	$7,247	$8,182
Interest expense	(29,828)	(23,431)	(39,917)
Loss on extinguishment of debt	(10,115)	-	-
Interest income (expense), net	$(31,267)	$(16,184)	$(31,735)

25. Income taxes

Income tax expense (benefit) for the years ended December 31, 2015, 2016 and 2017 is allocated as follows:

	Year ended December 31,
	2015	2016	2017

Income from continuing operations	$61,937	$62,098	$59,742
Other comprehensive Income:
Unrealized gains (losses) on cash flow hedges	13,816	23,809	457
Retirement benefits	1,304	(1,885)	670
Additional paid in capital:
Excess tax benefit on stock-based compensation	(6,560)	—	—
Retained earnings:
Deferred tax assets recognized on early adoption of ASU 2016-09	—	(24,912)	—

The components of income before income tax expense from continuing operations are as follows:

	Year ended December 31,
	2015	2016	2017
Domestic (U.S.)	$23,122	$44,110	$8,440
Foreign (Non-U.S.)	278,632	285,535	312,143
Income before income taxes	$301,754	$329,645	$320,583

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

25. Income taxes (Continued)

Income tax expense (benefit) attributable to income from continuing operations consists of:

	Year ended December 31,
	2015	2016	2017
Current taxes:
Domestic (U.S. federal taxes)	$12,142	$78	$3,380
Domestic (U.S. state taxes)	301	1,069	1,268
Foreign (Non-U.S.)	68,207	30,497	65,485
	$80,650	$31,644	$70,133
Deferred taxes:
Domestic (U.S. federal taxes)	$(5,396)	$11,379	$3,549
Domestic (U.S. state taxes)	344	(459)	(2,809)
Foreign (Non-U.S.)	(13,661)	19,534	(11,131)
	$(18,713)	$30,454	$(10,391)
Total income tax expense (benefit)	$61,937	$62,098	$59,742

Income tax expense (benefit) attributable to income from continuing operations differed from the amounts computed by applying the U.S. federal statutory income tax rate of 35% to income before income taxes, as a result of the following:

	Year ended December 31,
	2015	2016	2017
Income before income tax expense	$301,754	$329,645	$320,583
Statutory tax rates	35%	35%	35%
Computed expected income tax expense	105,614	115,376	112,204
Increase (decrease) in income taxes resulting from:
Foreign tax rate differential	(16,550)	(18,574)	(25,224)
Tax benefit from tax holiday	(38,039)	(32,893)	(35,814)
Non-deductible expenses	1,884	2,295	1,146
Effect of change in tax rates	1,436	353	2,778
Change in valuation allowance	(33)	(4,830)	9,041
Unrecognized tax benefits	6,272	(627)	1,611
Other*	1,353	998	(6,000)
Reported income tax expense (benefit)	$61,937	$62,098	$59,742

*During 2017, following the transfer/closure of certain affiliated entities, deferred tax liabilities recorded against the outside basis difference amounting to $9,600 were reversed. It was not more likely than not that the resulting net deferred tax asset would be realized. Therefore, a full valuation allowance was established to offset the reduction in deferred tax liabilities.

A portion of the profits of the Company’s operations is exempt from income tax in India.  One of the Company’s Indian subsidiaries has sixteen units eligible for a tax holiday as a special economic zone unit in respect of 100% of the export profits it generates for a period of 5 years from commencement, 50% of such profits for the next 5 years (year 6 to year 10 from commencement) and 50% of the profits for an additional period of 5 years (year 11 to year 15 from commencement), subject to the satisfaction of certain capital investment requirements. The tax holidays for the Company’s existing special economic zone units will begin to expire on March 31, 2022 and will have fully expired on March 31, 2029, assuming the Company satisfies the capital investment requirements.

The effect of the Indian tax holiday on basic earnings per share was $0.18, $0.19 and $0.18, respectively, for the years ended December 31, 2015, 2016 and 2017. The effect of the tax holiday on diluted earnings per share was $0.17, $0.18 and $0.18, respectively, for the years ended December 31, 2015, 2016 and 2017.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

25. Income taxes (Continued)

The components of the Company’s deferred tax balances as of December 31, 2016 and 2017 are as follows:

	As of December 31,
	2016	2017
Deferred tax assets
Net operating loss carryforwards	$52,997	$55,500
Accrued liabilities and other expenses	19,840	41,177
Provision for doubtful debts	6,419	10,509
Property, plant and equipment	3,445	1,270
Unrealized losses on cash flow hedges, Net	558	275
Share-based compensation	19,054	19,789
Retirement benefits	5,067	5,817
Deferred revenue	44,892	22,948
Tax credit carryforwards	34,509	35,322
Other	8,876	11,571
Gross deferred tax assets	$195,657	$204,178
Less: valuation allowance	(14,746)	(24,549)
Total deferred tax assets	$180,911	$179,629
Deferred tax liabilities
Intangible assets	$13,519	$15,954
Property, plant and equipment	2,745	1,131
Deferred cost	41,950	33,816
Investments in foreign subsidiaries not indefinitely reinvested	29,546	18,949
Unrealized gains on cash flow hedges, net	14,350	14,711
Other	11,073	24,886
Total deferred tax liabilities	$113,183	$109,447
Net deferred tax asset	$67,728	$70,182

	As of December 31,
Classified as	2016	2017
Deferred tax assets
Non-current	$70,143	$76,929
Deferred tax liabilities
Non-current	2,415	6,747
	$67,728	$70,182

The change in the total valuation allowance for deferred tax assets as of December 31, 2015, 2016 and 2017 is as follows:

	Year ended December 31,
	2015	2016	2017
Opening valuation allowance	$21,094	$20,091	$14,746
Reduction during the year	(3,499)	(7,299)	(3,957)
Addition during the year	2,496	1,954	13,760
Closing valuation allowance	$20,091	$14,746	$24,549

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

25. Income taxes (Continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which temporary differences are deductible.

Management considers the scheduled reversal of deferred tax liabilities and projected taxable income in making this assessment. In order to fully realize a deferred tax asset, the Company must generate future taxable income prior to the expiration of the deferred tax asset under applicable law. Based on the level of historical taxable income and projections for future taxable income over the periods during which the Company’s deferred tax assets are deductible, management believes that it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances as of December 31, 2017. The amount of the Company’s deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

In 2016, one of the Company’s subsidiaries filed amended tax returns with respect to prior years, resulting in revised assessments, higher taxable income and the utilization of operating loss carryforwards. The use of operating loss carryforwards resulted in the complete reversal of the subsidiary’s remaining valuation allowance of $3,377.

On January 1, 2016, the Company elected the early adoption of ASU 2016-09, which was applied using a modified retrospective approach. Accordingly, excess tax benefits relating to the exercise of stock options prior to December 31, 2015 amounting to $24,912 were recorded through retained earnings. For the year ended December 31, 2016 and 2017, the Company has recognized net excess tax benefits of $1,004 and $1,723 in income tax expense attributable to continuing operations.

The Company recorded excess tax benefits of $6,560, $0, and $0 through additional paid-in capital during the years ended December 31, 2015, 2016 and 2017, respectively.

As of December 31, 2017, the Company’s deferred tax assets related to net operating loss carryforwards of $223,415 amounted to $50,495 (excluding state net operating losses). Net operating losses of subsidiaries in the United Kingdom, Singapore, Malaysia, Australia, Brazil, Israel, South Africa, Hong Kong and Luxembourg amounted to $126,612 and can be carried forward for an indefinite period.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

25. Income taxes (Continued)

The Company’s remaining tax loss carryforwards expire as set forth in the table below:

	US – Federal	Europe	Others
Year ending December 31,
2018	$—	$—	$20
2019	—	—	72
2020	—	1,872	62
2021	—	581	2,084
2022	—	5,253	60
2023	—	8,500	953
2024	—	1,213	7,941
2025	—	28,222	9,647
2026	9,511	2,263	3,072
2027	9,913	—	2,053
2028	—	33	2,451
2034	—	—	1,027
	$19,424	$47,937	$29,442

In the table above, “Europe” includes net operating losses of subsidiaries in Hungary, Poland, the Netherlands, the Czech Republic, Slovakia, and Portugal, while “Others” includes net operating losses of subsidiaries in Mexico, Japan, China, India and Canada.

As of December 31, 2017, the Company had additional deferred tax assets for U.S. state and local tax loss carryforwards amounting to $5,005 with varying expiration periods between 2018 and 2036.

As of December 31, 2017, the company had a total foreign tax credit carryforward of $33,220, which will expire as set forth in the table below:

Year ending December 31,	Amount
2023	$893
2024	1,202
2025	15,552
2026	8,481
2027	5,362
2028	1,730
$33,220

Undistributed earnings of the Company’s foreign (non-Bermuda) subsidiaries which cannot be repatriated in a tax-free manner and for which a deferred tax liability has not been recognized amounted to $36,029 as of December 31, 2017. The Company has not accrued any income, distribution or withholding taxes that would arise if such earnings were repatriated. Due to the Company’s changing corporate structure, the various methods that are available to repatriate earnings, and uncertainty relative to the applicable taxes at the time of repatriation, it is not practicable to determine the amount of tax that would be imposed upon repatriation. If undistributed earnings are repatriated in the future, or are no longer deemed to be indefinitely reinvested, the company will accrue the applicable amount of taxes associated with such earnings at that time.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

25. Income taxes (Continued)

As of December 31, 2017, $499,532 of the Company’s $504,468, in cash and cash equivalents was held by the Company’s foreign (non-Bermuda) subsidiaries. $243,813 of this cash is held by foreign subsidiaries for which the Company expects to incur and has accrued a deferred tax liability on the repatriation of $17,343 of retained earnings. $122,674 of the Company’s cash and cash equivalents is held by foreign subsidiaries in jurisdictions where no tax is expected to be imposed upon repatriation. The remaining $133,045 in cash and cash equivalents held by certain foreign subsidiaries of the Company is being indefinitely reinvested.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code that affect 2017. The Tax Act also establishes new tax laws that will affect 2018 and subsequent years, including a reduction in the U.S. federal corporate income tax rate from 35% to 21%.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements.

As a result of the reduction in the federal corporate income tax rate, the Company has revalued its net deferred tax assets, excluding tax credits to the extent affected by changes in the law as of December 31, 2017. Based on this revaluation, the Company has recorded a net tax expense of $3,182 to reduce its net deferred tax asset balance, which was recorded as additional income tax expense for the year ended December 31, 2017. Additionally, the Company has claimed 100% depreciation on $7,685 of the investments it made in depreciable property after September 27, 2017.

The estimation of transition tax on mandatory repatriation introduced under the Tax Act is provisional, which is currently estimated based on information available as of December 31, 2017. The Company has not recorded any tax liability for transition tax as of December 31, 2017 pending detailed workings for the earnings and profit pool of its controlled foreign corporations. The Company will recognize any changes to the provisional amounts as it refines its estimates and interpretations of the application of the Tax Act. The Company expects to complete its analysis of the provisional items during the second half of 2018. The effects of other provisions of the Tax Act are not expected to have a material impact on the Company’s consolidated financial statements for the year ended December 31, 2017.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

25. Income taxes (Continued)

The following table summarizes activities related to our unrecognized tax benefits from January 1 to December 31 for each of 2015, 2016 and 2017:

	Year Ended December 31,
	2015	2016	2017
Opening balance at January 1	$22,718	$26,357	$23,467
Increase related to prior year tax positions, including recorded in acquisition accounting	2,000	370	2,582
Decrease related to prior year tax positions	—	(1,506)	(1,398)
Decrease related to divestiture of business	—	(345)	—
Decrease related to prior year tax position due to lapse of applicable statute of limitation	(820)	(2,122)	(1,019)
Increase related to current year tax positions, including recorded in acquisition accounting	3,544	3,225	1,661
Decrease related to settlements with tax Authorities	—	(2,000)	—
Effect of exchange rate changes	(1,085)	(512)	767
Closing balance at December 31	$26,357	$23,467	$26,060

As of December 31, 2015, 2016 and 2017, the Company had unrecognized tax benefits amounting to $24,935, $22,469 and $24,877, respectively, which, if recognized, would impact the effective tax rate.

As of December 31, 2015, 2016 and 2017, the Company had accrued $4,223, $3,856 and $4,614, respectively, in interest relating to unrecognized tax benefits. During the years ended December 31, 2015, 2016 and 2017, the Company recognized $1,152, $(206) and $(224), respectively, excluding exchange rate differences, in interest on unrecognized tax benefits. As of December 31, 2015, 2016 and 2017, the company had accrued $958, $977 and $1,033, respectively, for penalties.

In the next twelve months and for all tax years that remain open to examinations by U.S. federal and various state, local, and non-U.S. tax authorities, the Company estimates that it is reasonably possible that the total amount of its unrecognized tax benefits will vary. However, the Company does not expect significant changes within the next twelve months other than depending on the progress of tax matters or examinations with various tax authorities, which are difficult to predict.

With exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax audits by taxing authorities for years prior to 2013. The Company’s subsidiaries in India and China are open to examination by relevant taxing authorities for tax years beginning on or after April 1, 2009, and January 1, 2007, respectively. The Company regularly reviews the likelihood of additional tax assessments and adjusts its reserves as additional information or events require.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

26. Segment reporting

The Company manages various types of business process and information technology services in an integrated manner for clients in various industries and geographic locations. The Company’s Chief Executive Officer, who has been identified as the Chief Operation Decision Maker (CODM), reviews financial information prepared on a consolidated basis, accompanied by disaggregated information about revenue and adjusted operating income by identified business units. The identified business units are organized for operational reasons and represent either services-based, customer-based, industry-based or geography-based units. There is significant overlap between the manner in which the business units are organized. Additionally, the composition and organization of the business units is fluid and the structure changes regularly in response to growth of the overall business, acquisitions and changes in the reporting structure, clients, services, industries served, and delivery centers.

Based on an overall evaluation of all facts and circumstances, and after combining operating segments with similar economic characteristics that comply with other aggregation criteria specified in the FASB guidance on segment reporting, the Company has determined that it operates as a single reportable segment.

Net revenues by service type are as follows:

	Year ended December 31,
	2015	2016	2017
Business process outsourcing	$1,933,095	$2,083,450	$2,264,335
Information technology services	527,949	487,306	472,594
Total net revenues	$2,461,044	$2,570,756	$2,736,929

Revenues from clients based on the industry serviced are as follows:

	Year ended December 31,
	2015	2016	2017
Banking, financial services and insurance	$1,030,584	$1,055,704	$1,105,731
Manufacturing, including pharmaceuticals and medical equipment manufacturing	878,570	958,779	1,002,973
Technology, healthcare and other services	551,890	556,273	628,225
Total net revenues	$2,461,044	$2,570,756	$2,736,929

Net revenues from geographic areas based on the location of the Company’s service delivery centers are as follows. A portion of net revenues attributable to India consists of net revenues for services performed by delivery centers in India or at clients’ premises outside of India by business units or personnel normally based in India.

	Year ended December 31,
	2015	2016	2017
India	$1,687,699	$1,804,113	$1,712,783
Asia, other than India	238,529	249,839	286,338
North and Latin America	304,879	282,434	455,059
Europe	229,937	234,370	282,749
Total net revenues	$2,461,044	$2,570,756	$2,736,929

Revenues from GE comprised 19%, 14% and 10% of the Company’s consolidated total net revenues in 2015, 2016 and 2017, respectively. No other customer accounted for 10% or more of the Company’s consolidated total net revenues during these periods.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

26. Segment reporting (Continued)

Property, plant and equipment, net by geographic region are as follows:

	As of December 31,
	2016	2017
India	$116,417	$125,490
Asia, other than India	13,549	15,899
North and Latin America	44,633	38,438
Europe	18,619	27,203
Total	$193,218	$207,030

27. Related party transactions

The Company has entered into related party transactions with its non-consolidating affiliates. The Company has also entered into related party transactions with a significant shareholder and its affiliates.

The Company’s related party transactions can be categorized as follows:

Revenue from services

In the years ended December 31, 2015, 2016, and 2017, the Company recognized net revenues of $326, $335 and $398, respectively, from a client that is also a significant shareholder of the Company.

In the years ended December 31, 2015, 2016 and 2017, the Company recognized net revenues of $7,826, $8,077 and $5,400, respectively, from a client that was a non-consolidating affiliate of the Company. As of June 30, 2017 this non-consolidating affiliate ceased to be a related party.

Cost of revenue from services

The Company purchases certain services from its non-consolidating affiliates, mainly relating to training and recruitment, the costs of which are included in cost of revenue. For the years ended December 31, 2015, 2016 and 2017, cost of revenue includes an amount of $2,173, $2,067 and $2,043, respectively, attributable to the cost of such services provided by the Company’s non-consolidating affiliates.

Selling, general and administrative expenses

The Company purchases certain services from its non-consolidating affiliates, mainly relating to training and recruitment, the costs of which are included in selling, general and administrative expenses. For the years ended December 31, 2015, 2016 and 2017, selling, general and administrative expenses include an amount of $384, $291 and $315, respectively, attributable to the cost of such services provided by the Company’s non-consolidating affiliates.

During the years ended December 31, 2015, 2016 and 2017, the Company engaged a significant shareholder of the Company to provide services to the Company at a cost of $421, $58 and $57, respectively.

Investment in equity affiliates

During the years ended December 31, 2016 and 2017, the Company made investments of $5,884 and $496, respectively, in its non-consolidating affiliates.

During the year ended December 31, 2017, the Company recorded a charge of $ 2,849 related to an investment in one of its non-consolidating affiliates. This charge has been included in equity-method investment activity, net in the Company’s consolidated statement of income.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

27. Related party transactions (Continued)

As of December 31, 2016 and 2017, the Company’s investments in its non-consolidating affiliates amounted to $4,800 and $886, respectively.

Others

During the years ended December 31, 2015, 2016 and 2017, the Company entered into transactions with one of its non-consolidating affiliates for certain cost reimbursements amounting to $2,077, $1,162 and $477, respectively.

During the year ended December 31, 2017, the Company entered into transactions with a client that is a significant shareholder of the Company for certain cost reimbursements amounting to $127, of which $127 is receivable as of December 31, 2017.

During the year ended December 31, 2016, the Company claimed a portion of an equity affiliate’s net operating losses under consortium relief in the United Kingdom amounting to $3,291, which was outstanding and had been included in other liabilities in the company’s consolidated balance sheet as of December 31, 2016.

During the year ended December 31, 2017, the Company made a payment of $3,847 to one of its non-consolidating affiliates under a tax-sharing arrangement in the U.K. This amount represents a portion of the non-consolidated affiliate’s net operating losses surrendered to the Company under the tax sharing arrangement for the years 2015 and 2016. As of June 30, 2017 this non-consolidating affiliate ceased to be a related party.

28. Commitments and contingencies

Capital commitments

As of December 31, 2016 and 2017, the Company has committed to spend $5,185 and $8,314, respectively, under agreements to purchase property, plant and equipment. This amount is net of capital advances paid in respect of such purchases.

Bank guarantees

The Company has outstanding bank guarantees amounting to $11,958 and $8,879 as of December 31, 2016 and 2017, respectively. Bank guarantees are generally provided to government agencies and excise and customs authorities for the purposes of maintaining a bonded warehouse. These guarantees may be revoked by the government agencies if they suffer any losses or damages through the breach of any of the covenants contained in the agreements governing such guarantees.

Other commitments

The Company’s business process delivery centers in India are 100% export-oriented units or Software Technology Parks of India (“STPI”) units under the STPI guidelines issued by the Government of India. These units are exempt from customs, central excise duties, and levies on imported and indigenous capital goods, stores, and spares. The Company has undertaken to pay custom duties, service taxes, levies, and liquidated damages payable, if any, in respect of imported and indigenous capital goods, stores, and spares consumed duty free, in the event that certain terms and conditions are not fulfilled.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

29. Quarterly financial data (unaudited)

	Three months ended				Year ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
Total net revenues	$622,995	$670,697	$708,824	$734,413	$2,736,929
Gross profit	$239,658	$255,404	$279,633	$278,530	$1,053,225
Income from operations	$79,096	$80,031	$97,451	$72,049	$328,627
Income before equity method investment activity, net and income tax expense	$69,243	$84,582	$89,742	$81,559	$325,126
Net Income	$52,440	$69,102	$73,161	$66,138	$260,841
Net (income) loss attributable to redeemable non-controlling interest	$898	$(156)	$584	$944	$2,270
Net income attributable to Genpact Limited common shareholders	$53,338	$68,946	$73,745	$67,082	$263,111
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.27	$0.36	$0.38	$0.35	$1.36
Diluted	$0.26	$0.36	$0.38	$0.34	$1.34
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	199,069,528	191,469,593	192,124,366	192,795,534	193,864,755
Diluted	202,655,937	193,732,406	194,947,699	196,862,168	197,049,552

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

29. Quarterly financial data (unaudited) (Continued)

	Three months ended				Year ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
Total net revenues	$609,703	$630,523	$648,783	$681,747	$2,570,756
Gross profit	$236,855	$246,768	$256,351	$276,075	$1,016,049
Income from operations	$75,622	$79,940	$87,124	$98,092	$340,777
Income before equity method investment activity, net and income tax expense	$72,664	$81,818	$87,360	$95,502	$337,343
Net income	$58,505	$64,788	$68,188	$76,066	$267,547
Net (income) loss attributable to redeemable non-controlling interest	$289	$882	$734	$232	$2,137
Net income attributable to Genpact Limited common shareholders	$58,794	$65,670	$68,922	$76,298	$269,684
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.28	$0.31	$0.33	$0.38	$1.30
Diluted	$0.27	$0.31	$0.33	$0.38	$1.28
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	210,780,165	210,178,050	206,146,007	200,341,922	206,861,536
Diluted	213,892,964	213,803,134	209,376,683	203,431,310	210,126,023

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

30. Subsequent Events

Share Repurchase

Pursuant to its share repurchase program, the Company repurchased 757,526 of its common shares between January 1, 2018 and March 1, 2018 on the open market at a weighted average price of $31.67 per share for an aggregate cash amount of $23,993.

The Company repurchased 163,975 of its common shares at a weighted average price of $28.20 per share on January 17, 2018 upon final settlement of the transaction under the Company’s ASR agreement. The Company repurchased 7,092,928 of its common shares in the aggregate under the ASR agreement for an aggregate purchase price of $200,000.

Dividend

On February 12, 2018, the Company announced that its Board of Directors has approved a 25% increase in its quarterly cash dividend, representing a planned annual dividend of $0.30 per common share, increased from $0.24 per common share in 2017. The Board of Directors also declared a dividend for the first quarter of 2018 of $0.075 per common share, which will be paid on or about March 21, 2018 to shareholders of record as of the close of business on March 9, 2018. The declaration of any future dividends will be at the discretion of the Board of Directors.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information

In March 2017, Genpact Luxembourg S.à r.l. (hereinafter referred to as the “Issuer”), a wholly-owned subsidiary of the Company, issued $350,000 aggregate principal amount of 3.70% senior notes in a private offering. See Note 14 for additional information. The issuance is fully and unconditionally guaranteed by the Company. In connection with the anticipated filing of a registration statement relating to an offer to exchange the original notes for registered notes, the Company has prepared the following condensed consolidating financial statements, which set forth consolidated financial information of the Issuer, the Company as parent guarantor and the non-guarantor subsidiaries of the Company, as well as intercompany elimination adjustments relating to intercompany transactions. The information in these financial statements has been prepared in accordance with the requirements of Rule 3-10 of Regulation S-X, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered.” Investments in subsidiaries have been accounted for using the equity method.

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Balance Sheet

	As of December 31, 2017
	Issuer/ Subsidiary	Parent/ Guarantor	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$4,507	$2,136	$497,825	—	$504,468
Accounts receivable intercompany, net	82,935	—	—	(82,935)	—
Accounts receivable, net	—	—	693,085	—	693,085
Intercompany loans	194,854	—	1,620,537	(1,815,391)	—
Intercompany other receivable	25,343	82,631	89,189	(197,163)	—
Prepaid expenses and other current assets	311	1,276	234,755	—	236,342
Total current assets	$307,950	$86,043	$3,135,391	$(2,095,489)	$1,433,895
Property, plant and equipment, net	391	—	206,639	—	207,030
Intercompany loans	—	—	500,000	(500,000)	—
Deferred tax assets	—	—	76,929	—	76,929
Investment in subsidiaries	426,410	2,864,386	529,179	(3,819,975)	—
Investment in equity affiliates	—	—	886	—	886
Investment in debentures, intercompany	717,909	—	—	(717,909)	—
Intercompany other receivable	—	49,761	—	(49,761)	—
Intangible assets, net	—	—	131,590	—	131,590
Goodwill	—	—	1,337,122	—	1,337,122
Other assets	—	—	262,169	—	262,169
Total assets	$1,452,660	$3,000,190	$6,179,905	$(7,183,134)	$3,449,621

Liabilities and equity
Current liabilities
Short-term borrowings	$—	$—	$170,000	$—	$170,000
Intercompany loans	38,000	1,597,537	179,854	(1,815,391)	—
Current portion of long-term debt	—	—	39,226	—	39,226
Accounts payable	103	58	14,889	—	15,050
Intercompany accounts payable	—	—	82,935	(82,935)	—
Income taxes payable	885	—	29,141	—	30,026
Intercompany other payable	29,526	59,266	108,371	(197,163)	—
Accrued expenses and other current liabilities	5,995	2,390	576,097	—	584,482
Total current liabilities	$74,509	$1,659,251	$1,200,513	$(2,095,489)	$838,784
Long-term debt, less current portion	347,761	—	658,926	—	1,006,687
Deferred tax liabilities	—	—	6,747	—	6,747
Intercompany other payable	—	—	49,761	(49,761)	—
Non-current intercompany loans payable	500,000	—	717,909	(1,217,909)	—
Other liabilities	1,211	153	167,245	—	168,609
Total liabilities	$923,481	$1,659,404	$2,801,101	$(3,363,159)	$2,020,827

Redeemable non-controlling interest	—	—	4,750	—	4,750
Shareholders' equity
Common stock	28	1,924	189,649	(189,677)	1,924
Additional paid-in capital	575,862	1,421,354	1,107,383	(1,683,231)	1,421,368
Retained earnings	(12,277)	272,738	2,504,580	(2,409,059)	355,982
Accumulated other comprehensive income (loss)	(34,434)	(355,230)	(427,558)	461,992	(355,230)
Total equity	529,179	1,340,786	3,374,054	(3,819,975)	1,424,044
Commitments and contingencies
Total liabilities, redeemable non-controlling interest and equity	$1,452,660	$3,000,190	$6,179,905	$(7,183,134)	$3,449,621

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Balance Sheet

	As of December 31, 2016
	Issuer/ Subsidiary	Parent/ Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$11,215	$7,849	$403,559	$—	$422,623
Accounts receivable intercompany, net	55,618	—	—	(55,618)	—
Accounts receivable, net	—	—	615,265	—	615,265
Intercompany loans	396,682	—	1,270,150	(1,666,832)	—
Intercompany other receivable	26,985	72,883	57,475	(157,343)	—
Prepaid expenses and other current assets	151	131	188,867	—	189,149
Total current assets	$490,651	$80,863	$2,535,316	$(1,879,793)	$1,227,037
Property, plant and equipment, net	547	—	192,671	—	193,218
Intangible assets, net	—	—	78,946	—	78,946
Intercompany loans	—	—	500,000	(500,000)	—
Deferred tax assets	—	—	70,143	—	70,143
Investment in subsidiaries	423,530	2,470,680	1,005,396	(3,899,606)	—
Investment in equity affiliates	4,121	—	679	—	4,800
Investment in debentures, intercompany	675,180	—	—	(675,180)	—
Intercompany other receivable	—	47,954	—	(47,954)	—
Goodwill	—	—	1,069,408	—	1,069,408
Other assets	—	—	242,328	—	242,328
Total assets	$1,594,029	$2,599,497	$5,694,887	$(7,002,533)	$2,885,880

Liabilities and equity
Current liabilities
Short-term borrowings	$—	$—	$160,000	$—	$160,000
Current portion of long-term debt	—	—	39,181	—	39,181
Intercompany loan	73,000	1,333,650	260,182	(1,666,832)	—
Accounts payable	168	1	9,599	—	9,768
Intercompany accounts payable	—	—	55,618	(55,618)	—
Income taxes payable	777	—	23,382	—	24,159
Intercompany other payable	2,612	58,440	96,291	(157,343)	—
Accrued expenses and other current liabilities	7,148	3,695	487,404	—	498,247
Total current liabilities	$83,705	$1,395,786	$1,131,657	$(1,879,793)	$731,355
Long-term debt, less current portion	—	—	698,152	—	698,152
Intercompany other payable	—	—	47,954	(47,954)	—
Deferred tax liabilities	231	—	2,184	—	2,415
Non-current intercompany loans payable	500,000	—	675,180	(1,175,180)	—
Other liabilities	4,697	307	157,786	—	162,790
Total liabilities	$588,633	$1,396,093	$2,712,913	$(3,102,927)	$1,594,712

Redeemable non-controlling interest	—	—	4,520	—	4,520
Shareholders’ equity
Common stock	28	1,984	189,649	(189,677)	1,984
Additional paid-in capital	1,211,108	1,384,468	1,107,348	(2,318,456)	1,384,468
Retained earnings	(85,093)	274,877	2,076,761	(1,908,424)	358,121
Accumulated other comprehensive income (loss)	(120,647)	(457,925)	(396,304)	516,951	(457,925)
Total equity	$1,005,396	$1,203,404	$2,977,454	$(3,899,606)	$1,286,648
Commitments and contingencies
Total liabilities, redeemable non-controlling interest and equity	$1,594,029	$2,599,497	$5,694,887	$(7,002,533)	$2,885,880

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Statement of Income (Loss)

	Year ended December 31, 2017
	Issuer/ Subsidiary	Parent/ Guarantor	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues	$46,722	$—	$2,736,929	$(46,722)	$2,736,929
Cost of revenue	—	—	1,683,704	—	1,683,704
Gross profit	$46,722	$—	$1,053,225	$(46,722)	$1,053,225

Operating expenses:
Selling, general and administrative expenses	9,859	21,076	728,531	(69,619)	689,847
Amortization of acquired intangible assets	—	—	36,412	—	36,412
Other operating (income) expense, net	(3,412)	—	1,751	—	(1,661)
Income (loss) from operations	$40,275	$(21,076)	$286,531	$22,897	$328,627
Foreign exchange gains (losses), net	3,312	2	(1,318)	—	1,996
Interest income (expense), net	(11,375)	—	(20,360)	—	(31,735)
Intercompany interest income (expense), net	47,547	(10,148)	(37,399)	—	—
Other income (expense), net	18,391	—	7,847	—	26,238
Income (loss) before equity-method investment activity, net and income tax expense	$98,150	$(31,222)	$235,301	$22,897	$325,126
Gain (loss) on equity-method investment activity, net	(15,058)	294,333	75,657	(359,475)	(4,543)
Income before income tax expense	$83,092	$263,111	$310,958	$(336,578)	$320,583
Income tax expense	7,435	—	52,307	—	59,742
Net income	$75,657	$263,111	$258,651	$(336,578)	$260,841
Net loss attributable to redeemable non-controlling interest	—	—	(2,270)	—	(2,270)
Net income attributable to Genpact Limited shareholders	$75,657	$263,111	$260,921	$(336,578)	$263,111

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Statement of Income (Loss)

	Year ended December 31, 2016
	Issuer/ Subsidiary	Parent/ Guarantor	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues	$39,518	$—	$2,570,756	$(39,518)	$2,570,756
Cost of revenue	—	—	1,554,707	—	1,554,707
Gross profit	$39,518	$—	$1,016,049	$(39,518)	$1,016,049

Operating expenses:
Selling, general and administrative expenses	9,499	12,772	672,742	(41,984)	653,029
Amortization of acquired intangible assets	—	—	27,183	—	27,183
Other operating (income) expense, net	(4,043)	(500)	(397)	—	(4,940)
Income (loss) from operations	$34,062	$(12,272)	$316,521	$2,466	$340,777
Foreign exchange gains (losses), net	(1,633)	57	4,206	—	2,630
Interest income (expense), net	(1,358)	—	(14,826)	—	(16,184)
Intercompany interest income (expense), net	81,359	—	(81,359)	—	—
Other income (expense), net	(829)	(3,390)	14,339	—	10,120
Income (loss) before equity-method investment activity, net and income tax expense	$111,601	$(15,605)	$238,881	$2,466	$337,343
Gain (loss) on equity-method investment activity, net	29,969	285,289	133,186	(456,142)	(7,698)
Income before income tax expense	$141,570	$269,684	$372,067	$(453,676)	$329,645
Income tax expense	8,384	—	53,714	—	62,098
Net income	$133,186	$269,684	$318,353	$(453,676)	$267,547
Net loss attributable to redeemable non-controlling interest	—	—	(2,137)	—	(2,137)
Net income attributable to Genpact Limited shareholders	$133,186	$269,684	$320,490	$(453,676)	$269,684

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Statement of Income (Loss)

	Year ended December 31, 2015
	Issuer/ Subsidiary	Parent/ Guarantor	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues	$34,250	$—	$2,461,044	$(34,250)	$2,461,044
Cost of revenue	—	—	1,493,547	—	1,493,547
Gross profit	$34,250	$—	$967,497	$(34,250)	$967,497
Operating expenses:
Selling, general and administrative expenses	4,594	21,298	616,472	(34,250)	608,114
Amortization of acquired intangible assets	—	—	28,513	—	28,513
Other operating (income) expense, net	22,149	—	(3,203)	(22,268)	(3,322)
Income (loss) from operations	$7,507	$(21,298)	$325,715	$22,268	$334,192
Foreign exchange gains (losses), net	(3,574)	(219)	9,062	—	5,269
Interest income (expense), net, intercompany	42,417	2,027	(44,444)	—	—
Interest income (expense), net	(531)	—	(30,736)	—	(31,267)
Other income (expense), net	—	—	4,360	—	4,360
Income (loss) before equity-method investment activity, net and income tax expense	$45,819	$(19,490)	$263,957	$22,268	$312,554
Gain (loss) on equity-method investment activity, net	17,757	237,040	56,416	(322,013)	(10,800)
Income before income tax expense	$63,576	$217,550	$320,373	$(299,745)	$301,754
Income tax expense	7,160	—	54,777	—	61,937
Net income	$56,416	$217,550	$265,596	$(299,745)	$239,817
Net loss (income) attributable to redeemable non-controlling interest	—	—	—	—	—
Net income attributable to Genpact Limited shareholders	$56,416	$217,550	$265,596	$(299,745)	$239,817

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Statement of Comprehensive Income (Loss)

	Year ended December 31, 2017
	Issuer/ Subsidiary	Parent/ Guarantor	Non-Guarantor Subsidiaries	Eliminations	Genpact Limited Shareholders	Redeemable Non-controlling interest
Net income (loss)	$75,657	$263,111	$260,921	$(336,578)	$263,111	$(2,270)
Other comprehensive income:
Currency translation adjustments	74,716	93,871	93,871	(168,587)	93,871	(341)
Net income (loss) on cash flow hedging derivatives, net of taxes (Note 7)	9,788	12,611	12,611	(22,399)	12,611	—
Retirement benefits, net of taxes	475	(3,787)	(3,787)	3,312	(3,787)	—
Other comprehensive income (loss)	$84,979	$102,695	$102,695	$(187,674)	$102,695	$(341)
Comprehensive income (loss)	$160,636	$365,806	$363,616	$(524,252)	$365,806	$(2,611)

	Year ended December 31, 2016
	Issuer/ Subsidiary	Parent/ Guarantor	Non-Guarantor Subsidiaries	Eliminations	Genpact Limited Shareholders	Redeemable Non-controlling interest
Net income (loss)	$133,186	$269,684	$320,490	$(453,676)	$269,684	$(2,137)
Other comprehensive income:
Currency translation adjustments	(31,679)	(46,340)	(46,340)	78,019	(46,340)	104
Net income (loss) on cash flow hedging derivatives, net of taxes (Note 7)	42,016	43,742	43,742	(85,758)	43,742	—
Retirement benefits, net of taxes	(717)	(4,042)	(4,042)	4,759	(4,042)	—
Other comprehensive income (loss)	$9,620	$(6,640)	$(6,640)	$(2,980)	$(6,640)	$104
Comprehensive income (loss)	$142,806	$263,044	$313,850	$(456,656)	$263,044	$(2,033)

	Year ended December 31, 2015
	Issuer/ Subsidiary	Parent/ Guarantor	Non-Guarantor Subsidiaries	Eliminations	Genpact Limited Shareholders	Redeemable Non-controlling interest
Net income (loss)	$56,416	$217,550	$265,596	$(299,745)	$239,817	$—
Other comprehensive income:
Currency translation adjustments	(67,173)	(64,504)	(64,504)	131,677	(64,504)	—
Net income (loss) on cash flow hedging derivatives, net of taxes (Note 7)	27,247	22,880	22,880	(50,127)	22,880	—
Retirement benefits, net of taxes	554	2,823	2,823	(3,377)	2,823	—
Other comprehensive income (loss)	$(39,372)	$(38,801)	$(38,801)	$78,173	$(38,801)	$—
Comprehensive income (loss)	$17,044	$178,749	$226,795	$(221,572)	$201,016	$—

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2017
	Issuer/ Subsidiary	Parent/ Guarantor	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating activities
Net cash (used for) provided by operating activities	$(315,877)	$(8,345)	$511,847	$171,453	$359,078
Investing activities
Purchase of property, plant and equipment	—	—	(57,231)	—	(57,231)
Payment for internally generated intangible assets	—	—	(16,441)	—	(16,441)
Proceeds from sale of property, plant and equipment	—	—	1,738	—	1,738
Investment in equity affiliates	(523)	—	27	—	(496)
Investment in subsidiaries	(3,638)	—	51,127	(47,489)	—
Payment for business acquisitions, net of cash acquired	—	—	(284,822)	—	(284,822)
Proceeds from divestiture of business, net of cash divested	—	—	(4,738)	—	(4,738)
Net cash (used for) provided by investing activities	$(4,161)	$—	$(310,340)	$(47,489)	$(361,990)
Financing activities
Repayment of capital lease obligations	—	—	(2,708)	—	(2,708)
Payment of debt issuance costs	(2,630)	—	—	—	(2,630)
Proceeds from long-term debt	350,000	—	—	—	350,000
Repayment of long-term debt	—	—	(40,000)	—	(40,000)
Proceeds from short-term borrowings	—	—	295,000	—	295,000
Repayment of short-term borrowings	—	—	(285,000)	—	(285,000)
Proceeds from intercompany loans	—	263,886	—	(263,886)	—
Repayment of intercompany loans	(35,000)	—	(80,328)	115,328	—
Proceeds from issuance of common shares under stock-based compensation plans	—	15,528	—	—	15,528
Payment for net settlement of stock-based awards	—	(10,296)	—	—	(10,296)
Payment of earn-out/deferred consideration	—	—	(6,219)	—	(6,219)
Dividend paid	—	(46,686)	—	—	(46,686)
Payment for stock purchased and retired	—	(219,784)	—	—	(219,784)
Payment for expenses related to stock purchase	—	(16)	—	—	(16)
Change in amounts due from/to consolidated affiliates	—	—	(24,594)	24,594	—
Excess tax benefit on stock-based compensation	—	—	—	—	—
Net cash (used for) provided by financing activities	$312,370	$2,632	$(143,849)	$(123,964)	$47,189
Effect of exchange rate changes	960	—	36,608	—	37,568
Net increase (decrease) in cash and cash equivalents	(7,668)	(5,713)	57,658	—	44,277
Cash and cash equivalents at the beginning of the period	11,215	7,849	403,559	—	422,623
Cash and cash equivalents at the end of the period	$4,507	$2,136	$497,825	$—	$504,468

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2016
	Issuer/ Subsidiary	Parent/ Guarantor	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net cash (used for) provided by operating activities	$(42,212)	$25,592	$(66,519)	$428,911	$345,772
Investing activities
Purchase of property, plant and equipment	(625)	—	(81,301)	—	(81,926)
Payment for internally generated intangible assets	—	—	(6,846)	—	(6,846)
Proceeds from sale of property, plant and equipment	—	—	547	—	547
Investment in equity affiliates	(5,884)	—	(3,736)	—	(9,620)
Investment in subsidiaries	(53,619)	—	(8,101)	61,720	-
Payment for business acquisitions, net of cash acquired	—	—	(45,162)	—	(45,162)
Proceeds from divestiture of business, net of cash divested	—	—	17,242	—	17,242
Net cash (used for) provided by investing activities	$(60,128)	$—	$(127,357)	$61,720	$(125,765)
Financing activities
Repayment of capital lease obligations	—	—	(1,793)	—	(1,793)
Repayment of long-term debt	—	—	(40,000)	—	(40,000)
Proceeds from short-term borrowings	—	—	200,000	—	200,000
Repayment of short-term borrowings	—	—	(61,500)	—	(61,500)
Proceeds from intercompany loans	73,000	303,000	50,445	(426,445)	—
Repayment of intercompany loans	—	—	—	—	—
Proceeds from issuance of common shares under stock-based compensation plans	—	18,228	—	—	18,228
Proceeds from issuance of common shares	40,000	—	—	(40,000)	—
Payment for net settlement of stock-based awards	—	(769)	—	—	(769)
Payment of earn-out/deferred consideration	—	—	(1,485)	—	(1,485)
Payment for stock purchased and retired	—	(345,200)	24,186	(24,186)	(345,200)
Payment for expenses related to stock purchase	—	(279)	—	—	(279)
Net cash (used for) provided by financing activities	$113,000	$(25,020)	$169,853	$(490,631)	$(232,798)
Effect of exchange rate changes	(361)	—	(15,132)	—	(15,493)
Net increase (decrease) in cash and cash equivalents	10,660	572	(24,023)	—	(12,791)
Cash and cash equivalents at the beginning of the period	916	7,277	442,714	—	450,907
Cash and cash equivalents at the end of the period	$11,215	$7,849	$403,559	$—	$422,623

GENPACT LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

(In thousands, except per share data and share count)

31. Guarantor financial information (continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2015
	Issuer/ Subsidiary	Parent/ Guarantor	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net cash (used for) provided by operating activities	$(9,868)	$183,510	$347,114	$(193,315)	$327,441
Investing activities
Purchase of property, plant and equipment	—	—	(62,173)	—	(62,173)
Proceeds from sale of property, plant and equipment	—	—	1,486	—	1,486
Investment in equity affiliates	(6,084)	—	(12,339)	—	(18,423)
Investment in subsidiaries	(21,670)	—	(687,455)	709,125	—
Payment for business acquisitions, net of cash acquired	—	—	(21,363)	—	(21,363)
Payment for investment in debentures, intercompany	(736,692)	—	—	736,692	—
Net cash (used for) provided by investing activities	$(764,446)	$—	$(781,844)	$1,445,817	$(100,473)
Financing activities
Repayment of capital lease obligations	—	—	(2,035)	—	(2,035)
Payment of debt issuance and refinancing costs	—	—	(6,584)	—	(6,584)
Proceeds from long-term debt	—	—	800,000	—	800,000
Repayment of long-term debt	—	—	(684,875)	—	(684,875)
Proceeds from short-term borrowings	—	—	1,451,500	—	1,451,500
Repayment of short-term borrowings	—	—	(1,565,000)	—	(1,565,000)
Proceeds from intercompany loans	—	28,500	-	(28,500)	—
Repayment of intercompany loans	—	—	(228,375)	228,375	—
Proceeds from issuance of common shares under stock-based compensation plans	—	16,088	—	—	16,088
Proceeds from issuance of common shares	747,656	—	(6,556)	(741,100)	—
Payment for net settlement of stock-based awards	—	(7,194)	—	—	(7,194)
Payment of earn-out/deferred consideration	—	—	(230)	—	(230)
Proceeds from issuance of debentures, intercompany	—	—	736,692	(736,692)	—
Payment for stock purchased and retired	—	(226,917)	—	—	(226,917)
Payment for expenses related to stock purchase	—	(197)	(31,975)	31,975	(197)
Excess tax benefit on stock-based compensation	—	6,560	6,560	(6,560)	6,560
Net cash (used for) provided by financing activities	$747,656	$(183,160)	$469,122	$(1,252,502)	$(218,884)
Effect of exchange rate changes	(159)	—	(18,806)	—	(18,965)
Net increase (decrease) in cash and cash equivalents	(26,658)	350	34,392	—	8,084
Cash and cash equivalents at the beginning of the period	27,733	6,927	427,128	—	461,788
Cash and cash equivalents at the end of the period	$916	$7,277	$442,714	$—	$450,907